Registration No.: 333-228376

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Dragon Jade International Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

British Virgin Islands	2833	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit 2, 23/F, New World Tower I, 18 Queens Road

Central Hong Kong

SAR, China

(Address, including zip code, and telephone number,
including area code, of principal executive offices)

Cogency Global Inc.

10 E 40th Street, 10th Floor

New York NY 10016

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 – telephone

+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(4)
Ordinary Shares, par value $ per share(2)	$10,000,000	$1,212
Underwriter Warrant(3)	—	—
Ordinary Shares, par value $ per share underlying Underwriter Warrants(3)
Total	$10,000,000	$1,212

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	The Registrant will issue to the Underwriter warrants to purchase a number of ordinary shares equal to an aggregate of percent ( %) of the ordinary shares (the “Underwriter Warrant”) sold in the offering. The closing date will be a date mutually acceptable to the Registrant and the Underwriter after the firm commitment offering has been sold. The exercise price of the Underwriter Warrants is equal to % of the offering price of the ordinary shares offered hereby. Assuming a maximum placement and an exercise price of $ per share, we would receive, in the aggregate, $ upon exercise of the Underwriter Warrants. The ordinary shares underlying the Underwriter Warrants are exercisable within five years commencing days from the effective date of the offering at any time, and from time to time, in whole or in part.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2019

Dragon Jade International Limited

                   ordinary shares

The prospectus relates to an offering of ordinary shares with no par value per share of Dragon Jade International Limited, a British Virgin Islands company. Prior to this offering, our ordinary shares are listed on the OTCQX Best Market (“OTCQX”) under the symbol “DGJI”. We expect the offering price of our ordinary shares to be $      per share. Each warrant will entitle the holder to purchase        ordinary shares at an exercise price of        % of the price of the shares in this offering.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 7.

	Per Share	Total Without Over-Allotment Option(1)	Total With Full Over-Allotment Option
Public Offering Price(2)	$	$	$
Underwriting fees and commissions(2)(3)	$	$	$
Proceeds to Us, Before Expenses(4)	$	$	$

(1)	Assumes that the Underwriter does not exercise any portion of their over-allotment option.
(2)	The public offering price and underwriting discount in respect of each warrant corresponds to a public offering price per share of US$ .
(3)	Under the Underwriting Agreement, we will pay our underwriter, [-underwriter-] (the “Underwriter”), a retainer in the amount of thirty-five thousand dollars ($ ) (the “Retainer”) and commission equal to percent ( %) of the gross proceeds from the sales of securities in the Public Offering (the “Public Offering Fee”) as well as warrants equal to percent ( %) of the shares issued in the Offering (the “Underwriter’s Warrants”). The Underwriter’s Warrants shall carry a term of five (5) years, shall not be exercisable for a period of six months from the closing of the Public Offering and shall be exercisable on a cash-less basis at a price equal to the Offering price. In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable out-of-pocket expenses, including but not limited to (a) all filing fees and communication expenses associated with the review of this offering by FINRA; (b) all filing fees and communication expenses associated with the review of this offering by FINRA; (b) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities law of foreign jurisdiction designed by the Underwriter and (c) the fees and expenses of the underwriters’ legal counsel (the “Underwriter Legal Expenses”); (e) “road show” expenses for the Offering; and (g) incurred by the Underwriter and such actual out-of-pocket expenses shall be capped at $ . See “underwriting” in this prospectus for more information regarding our arrangements with the underwriters. The table sets out the maximum possible underwriting fees and commissions.
(4)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering”.

We expect our total cash expenses for this offering to be approximately $          , including cash expenses payable to the Underwriter for its reasonable out-of-pocket expenses, exclusive of the above commissions. The underwriters have agreed to purchase the ordinary shares from us on a firm commitment basis. The underwriters have an option exercisable within 45 days after the closing of the offering, to acquire up to an additional 15% of the total number of securities to be offered by us in the offering, solely for the purpose of covering over-allotments. The offering will be coordinated with, and conditioned upon (i) completion of satisfactory due diligence by the Underwriters; (ii) an effective registration statement; and (iii) an underwriting agreement and any other ancillary documents completed by the forgoing or deemed necessary for the underwriters. One of the conditions to our obligation to sell any securities through the Underwriter is that, upon the closing of the offering, the ordinary shares would qualify for listing on the Nasdaq Capital Market.

If we complete this offering, net proceeds will be delivered to us on the closing date. If we complete this offering, then on the closing date, we will issue to the Underwriter warrant to purchase the number of ordinary shares in the aggregate equal to          % of the gross proceeds received by the Company from the Closing. The warrants shall carry a term of five (5) years, shall not be exercisable for a period of six months from the closing of the Public Offering and shall be exercisable on a cash-less basis at a price equal to the Public Offering price in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to    % of the public offering price per share in the offering and may also be exercisable on a cashless basis. See “Underwriting” on page 48.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[Underwriter’s logo]

The date of this prospectus is                          , 2019.

Neither we nor the Underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our ordinary share only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our ordinary shares. Our business, financial condition, results of operations, and prospects may have changed since that date.

i

Prospectus Summary

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our ordinary shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Prospectus Conventions

Unless the context otherwise indicates, all references in this prospectus to:

●	The “Company,” “we,” “us,” or “our,” “Dragon Jade” are references to Dragon Jade International Limited, a British Virgin Islands company;
●	“HK” refers to the Hong Kong Special Administrative Region;
●	“U.S. dollar,” “$” and “US$” refer to the legal currency of the United States;

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “yuan” or “RMB” are to the Chinese yuan (also known as the renminbi). References to “HK$” are to the Hong Kong Dollar.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Years Ended March 31,
	2019	2018	2017
Twelve months ended HKD:USD exchange rate	7.8	7.8	7.8
Average twelve months ended HKD:USD exchange rate	7.8	7.8	7.8
Twelve months ended RMB:USD exchange rate	6.24	6.24	N/A
Average twelve months ended RMB:USD exchange rate	6.24	6.24	N/A

Overview

History and Development of the Company

Dragon Jade International Limited (“Dragon Jade,” “the Company,” “we,” “us”, “our” and similar terms) was incorporated in the British Virgin Islands, with limited liabilities on April 14, 2008. When the Company was incorporated, its business plan was to engage in a merger or acquisition with a company with operations. The Company is not and does not intend to be an “investment company,” as that term is defined in the Investment Company Act of 1940; in that, it is engaged and proposes to engage in business, by and through wholly owned or majority owned subsidiaries.

In April 2012, the Company chartered a new subsidiary, Alpha Ultimate Limited, under the laws of the Special Administrative Region of Hong Kong, which operates in the health supplement industry.

On August 31, 2012, the Company entered into a stock exchange agreement with United Century Holdings Limited, a privately held corporation. On September 1, 2012, the Company consummated the transaction contemplated by that stock exchange agreement. All of the capital stock of United Century Holdings Limited was exchanged for an aggregate of 20,003,319 shares of the Company’s capital stock. As a result, the Company became a 100% holding company of United Century Holdings Limited.

United Century Holdings Limited (“UCHL”) was incorporated on March 2, 2012, under the British Virgin Islands Business Companies Act, 2004, with limited liabilities. UCHL is established as a special purpose holding company, whose objective was to become a holding company by an acquisition, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business located in Hong Kong. On July 10, 2012, UCHL executed an acquisition of 7,879,500 out of 8,000,000 ordinary shares, par value $0.1282 (HK$1) per ordinary share, of the United Asia Medical Network Company Limited (“UAM”) and became a 98.49% holding company of UAM.

UAM was incorporated on May 6, 1998, as a limited liability company under Hong Kong Companies Ordinance, Chapter 32. Its principal business is trading of health supplement products and providing related medical and health consultancy services.

On March 20, 2018, the Company acquired 3,000 shares of Dragon Jade Medical Company Limited (DJMC), representing 30% of the total issued and outstanding shares of DJMC, at a purchase price of $300 per share for a total consideration of $900,000. On January 31, 2019, the Company has sold the 3,000 shares of DJMC to the major shareholder of DJMC for $900,000.

On December 31, 2018, the Company executed an acquisition of 100% issued and outstanding ordinary shares of Montrose Food & Wine H.K. Limited (“Montrose HK”) in consideration of $256,410.26 and 100,000 shares of the Company’s ordinary share. Montrose HK was incorporated on June 30, 1989, as a limited liability company under predecessor Hong Kong Companies Ordinance, Chapter 32. Montrose HK’s business primarily focuses on importing and distribution of fine wine within Hong Kong and Macau SAR.

Details of the Company’s subsidiaries and associate (which together with the Company are collectively referred to as the “Group”) and their principal activity as of March 31, 2019 were as follows:

Name	Date of incorporation/ establishment	Place of incorporation/ registration and operation	Percentage of equity interest attributable to the Company	Principal activities
Alpha Ultimate Ltd. (“AUL”)	April 11, 2012	Hong Kong	100%	Health supplement trading
United Century Holdings Ltd. (“UCHL”)	March 2, 2012	BVI	100%	Investment holding
United Asia Medical Network Company Limited (“UAM”)	May 6, 1998	Hong Kong	98.49%	Health supplement trading
Montrose Food & Wine H.K. Limited (“Montrose HK”)	June 30, 1989	Hong Kong	100%	Fine wine distribution
Montrose Fine Wines (Macau) Limited	March 28, 2013	Macau SAR	100%	Inactive
Montrose Fine Wines Beijing Limited	September 7, 2017	PR China	100%	Inactive

The principal executive offices of the Group are located at Unit 2, 23/F, New World Tower I, 18 Queens Road, Central Hong Kong, SAR, China; the telephone number is 852-3580 1788. There is no agent for service in the United States, LAI Yat Man is the contact person for purposes of this Annual Report on Form 20-F.

Business Overview

The Company engages in the health supplement business by and through Alpha Ultimate Ltd. (“AUL”) and United Asia Medical Network Company Limited (“UAM”), which sells health supplements (without any limitation or restriction as to customer size, industry or business). UAM is a company incorporated in Hong Kong with a business network across Asia, including Hong Kong, mainland China, Taiwan, Japan, Korea, Singapore, Malaysia and Thailand. UAM believes that, with its experience in human biological knowledge and marketing experience, it is able to provide beneficial nutritional products and medical services. UAM operations include the unique combined use of traditional Chinese medicine and modern western medicine in treatment. Considering the adverse side effects of modern western medicine, the medical professionals of UAM believe that traditional Chinese medicine, with thousands of years of enhancement and empirical evidence, can complement western medicine, which will better serve patients.

In September 2015, AUL has begun to sell and distribute the Ultroid® Hemorrhoid Management System (“Ultroid® System”) in Hong Kong. The Ultroid® System, which is FDA cleared and also approved for use in many other nations, is a non-surgical, non-anesthetic and rapid treatment for hemorrhoidal disease (HD). The Ultroid® System is unique to the market and currently the only FDA cleared device to treat and cure all four grades of internal and mixed hemorrhoids. The non-surgical technology is a break-through in painless hemorrhoid therapy requiring no anesthesia and no recuperation time. Performed in the physician’s office in minutes, patients are immediately able to resume their daily activities.

In May 2018, the Company has started to develop and operate the human resources business which focuses on recruiting medical practitioners to work in the healthcare industry in China, taking advantage of the Group’s close association with the medical community in Taiwan and Hong Kong to access experienced medical professionals, who have the necessary language and cultural skills, and are experienced in both Western and Chinese medicines. We will provide screening, interviews, recommendation, evaluation and review when it comes to recruitments for enterprises. A recruitment advertisement service would also be provided for different industries to show job vacancies on the Company’s website. We also provide job consultation, career advice and interview training for job seekers. With our professional medical team, we provide medical consultation, medical advice on new drugs and a worldwide hospital referral service to our clients in Mainland China. We assist our clients to overcome geographical and language barriers by providing a visa application service and medical record translation service.

In January 1, 2019, the Company engages in the wine distribution business through the subsidiary of Montrose HK. The Company believes that wine distribution business will bring more revenue into the Company and there are significant operational and growth synergies to be achieved. Montrose HK's business primarily focuses on importing and distribution of fine wine within Hong Kong and Macau SAR.

Our Products and Services

AUL provides screening, interviews, recommendation, evaluation and review when it comes to recruitments for enterprises. A recruitment advertisement service would also be provided for different industries to show job vacancies on the Company’s website. AUL also provides job consultation, career advice and interview training for job seekers.

With our professional medical team, we provide medical consultation, medical advice on new drugs and a worldwide hospital referral service to our clients in Mainland China. We assist our clients to overcome geographical and language barriers by providing a visa application service and medical record translation service.

Montrose HK distributes wine products imported from various countries including France, Italy, Spain, Germany, Austria, Greece, Australia, New Zealand, Chile and South Africa, etc.

Industry and Market Background

AUL provides a one-stop service for enterprises to recruit suitable candidates and for professionals to seek jobs, which makes the Company different than other companies in the industry.

Due to the need for up to date cancer drugs and treatments, Chinese cancer patients are willing to look for cross border medical solutions. The Company is striving to assist cancer patients to receive quality medical solutions abroad.

Montrose HK distributes wine products to restaurants, hotels and private clubs across Hong Kong and Macau SAR. Wine tasting events are held regularly to promote the wine products. Chinese demand for imported wines has accelerated in recent years. In order to capitalize on the fast-growing China wine market, Montrose has introduced many exclusive wine brands to the Chinese markets and continues to discover more. We have 500 active private customers and 1,500 active on-trade and off-trade customers in different sectors such as food and beverage, private membership clubs, hotels, wedding banquet organizers, supermarkets and retail wine shops.

Growth Strategy

The Company is focused on two primary marketing strategies: online marketing and offline marketing. For online marketing, we intend to utilize social networks such as Facebook, WeChat and WhatsApp to network and communicate with our clients. We intend to introduce our services to potential clients through offline marketing, events and seminars organized for companies and institutions in China.

Competitive Advantages

The Company has a business network across Asia, including Hong Kong, mainland China, Taiwan, Japan, Korea, Singapore, Malaysia and Thailand. With over 20 years in the medical field, we will utilize our access to medical professionals who are experienced in both Western and Chinese medicine to provide the best healthcare solutions to our clients. The Company plans to market and sell its future healthcare products and services through Montrose HK's existing distribution channels.

Our Challenges and Risk Factors Summary

The following section outlines the primary challenges and risks inherent to our business model. Before deciding to invest in our ordinary shares, we strongly recommend a close reading and consider all of the risks in the section entitled “Risk Factors” beginning on page 7.

●	Limited Operating History. Our significant business lines have a limited operating history, which makes it difficult to evaluate our future prospects and results of operations.
●	Our ability to maintain and enhance our brand recognition and to conduct our sales and marketing activities cost-effectively. As we have a limited operating history, our focus will be on maintaining and enhancing our brand recognition in a cost-effective manner. If we are unable to increase awareness of our brands and our products, we may not be able to attract new customers.
●	Consumer preferences in the health care industry change rapidly and are difficult to predict. We must optimize our product selection and inventory based on consumer preferences and sales trends. If we fail to anticipate changes in consumer demand, our revenue, financial position and results of operations may be reduced.
●	We will be exposed to risks inherent in the packaging and distribution of healthcare products. Any product liability claim, product recall, adverse side effects caused by improper use of the products we sell or manufacturing defects may result in adverse publicity which would harm our reputation.

Corporate Information

We are a British Virgin Islands (also referred to as “BVI”) company limited by shares. Our current corporate structure is as follows prior to completion of this offering:

Dragon Jade International Limited (the “Company”) was incorporated on April 14, 2008 in the British Virgin Islands.

In April 2012, the Company chartered a new subsidiary, Alpha Ultimate Limited, under the laws of the Special Administrative Region of Hong Kong, which operates in the health supplement industry.

On August 31, 2012, the Company entered into a stock exchange agreement with United Century Holdings Limited, a privately held corporation. On September 1, 2012, the Company consummated the transaction contemplated by that stock exchange agreement. All of the capital stock of United Century Holdings Limited was exchanged for an aggregate of 20,003,319 shares of the Company’s ordinary share. The Company became a 100% holding company of United Century Holdings Limited.

United Century Holdings Limited (“UCHL”) was incorporated on March 2, 2012 under the British Virgin Islands Business Companies Act, 2004 with limited liabilities. UCHL is established as a special purpose holding company whose objective is to become a holding company to consummate an acquisition, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses located in Hong Kong. On July 10, 2012, UCHL executed an acquisition of 7,879,500 out of 8,000,000 ordinary shares, par value $0.1282 (HK$1) per ordinary share, of the United Asia Medical Network Company Limited (“UAM”) and became a 98.49% holding company of UAM.

UAM was incorporated on May 6, 1998, as a limited liability company under Hong Kong Companies Ordinance, Chapter 32. Its principal business is the marketing and sale of health supplement products and providing related medical and health consultancy services.

On October 3, 2018, we entered into a Share Sale and Purchase Agreement pursuant to which we agreed to purchase 100% issued and outstanding share capital of Montrose Food & Wine H.K. Limited (“Montrose HK”) in consideration of HK$2 million in cash and 100,000 restricted ordinary shares. Montrose HK’s business primarily focuses on importing and distribution of fine wine within Hong Kong and Macau SAR. By leveraging Montrose HK’s distribution channels into the population of high net worth individuals, we plan to market and sell our future healthcare products and services targeting wealthy individuals.

Our principal executive office is located at Unit 2, 23/F, New World Tower I, 18 Queens Road, Central Hong Kong, SAR China. The telephone number of our principal executive offices is 852-3588-1780. Our registered agent in the British Virgin Islands is Equity Trust (BVI) Limited. Our registered office and our registered agent’s office in the British Virgin Islands are both at Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands. Our registered agent in the United States is Cogency Global Inc., 10 E 40th Street, 10th Floor, New York NY 10016. We maintain a website at www.dragonjade.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Shares Offered:	ordinary shares (excluding the over-allotment discussed below)

Shares Outstanding Prior to Completion of Offering:	57,138,319 ordinary shares

Shares to be Outstanding after Offering*:	ordinary shares

Assumed Offering Price per ordinary share:	$

Gross Proceeds:	$

Proposed Nasdaq Capital Market Symbol:	“DGJI”

Transfer Agent:	Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300 Las Vegas, NV 89119

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our ordinary shares.

Use of Proceeds:	We intend to use the proceeds from this offering for working capital and general corporate purposes, including the expansion of our business. To the extent that we are unable to raise the maximum proceeds in this offering, we may not be able to achieve all of our business objectives in a timely manner. See “Use of Proceeds” for more information.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Summary Financial Information

In the table below, we provide you with historical selected financial data for the year ended March 31, 2015, 2016, 2017, 2018 and 2019. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For the Years Ended March 31,
	2019	2018	2017	2016	2015
Revenue	$923,158	$121,618	$224,920	$336,906	$86,086
Cost of revenue	(401,785)	(17,113)	(50,155)	(95,103)	(32,186)
Loss from operations	(5,263,043)	(6,013,120)	(2,251,716)	(472,153)	(465,361)
Net gain/(loss)	(5,468,758)	(5,969,001)	(1,980,785)	292,647	(1,842,912)
Net gain/(loss) per ordinary share	(0.096)	(0.105)	(0.038)	0.006	(0.036)
Total assets	2,740,892	6,677,434	12,526,391	290,595	56,278
Net assets/(liabilities)	1,402,167	6,522,399	12,143,593	(1,946,715)	(2,234,599)
Ordinary share	17,543,961	17,543,961	17,183,961	1,103,961	1,103,961
Dividend declared	-	-	-	-	-

Risk Factors

Before you decide to purchase our ordinary shares, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our ordinary shares could decline, perhaps significantly.

Risks Related to Our Business and Industry

We have a limited operating history in an evolving market, which makes it difficult to evaluate our future prospects.

The market for East Asia’s health supplement business may not develop as expected. The regulatory framework for this market is also evolving and may remain uncertain for the foreseeable future. Potential institutional clients may not be familiar with our combined use of traditional Chinese medicine and modern western medicine and may have difficulty distinguishing our services from those of our competitors. Convincing potential new institutional clients of the value of our services is critical to increasing the sales of our beneficial nutritional products and medical services.

Our company was incorporated on April 14, 2008 and we have a limited operating history. As our business develops or in response to competition, we may continue to introduce new features or make adjustments to our existing products and business model. Any significant change to our business model may not achieve expected results and may have a material and adverse impact on our financial conditions and results of operations. It is therefore difficult to effectively assess our future prospects. You should consider our business and prospects in light of the risks and challenges we encounter or may encounter in this developing and rapidly evolving market. These risks and challenges include our ability to, among other things:

●	navigate an evolving regulatory environment;
●	expand the client base;
●	broaden our services;
●	increase awareness of our brand and continue to develop customer loyalty;
●	enhance our risk management capabilities;
●	raise sufficient capital to sustain and expand our business;
●	attract, retain and motivate qualified personnel;
●	upgrade our technology to support additional research and development of new services;
●	improve our operational efficiency;
●	attract, retain and motivate talented employees; and
●	defend ourselves against litigation, regulatory, intellectual property, privacy or other claims.

If we fail to educate potential investors about the value of our trading platform and services, if the market for our trading platform does not develop as we expect, or if we fail to address the needs of our target market, or other risks and challenges, our business and results of operations will be harmed.

Our business is affected by global, national and local economic conditions, as the products we sell are discretionary.

We depend upon factors relating to discretionary consumer spending in the East Asia. These factors include economic conditions, consumers, employment rates, the amounts of consumers’ disposable income, business conditions, interest rates, consumer debt, availability of credit, and applicable taxation in regional and local markets where we sell our products. There can be no assurance that consumer spending for our products will not be adversely affected by changes in economic conditions.

Our ability to establish effective marketing and advertising campaigns is the key to our success.

Our advertisements promote our products and the pricing of such products. If we are unable to increase awareness of our brands and our products, we may not be able to attract new customers. Our marketing activities may not be successful in promoting or pricing our products or retaining and enlarging our customer base. We cannot assure you that our marketing programs will be adequate to support our future growth, which may lead to material adverse effects on our results of operations.

Consumer preferences in the health care industry change rapidly and are difficult to predict.

The success of our business depends on our ability to anticipate accurately and respond to future changes in consumer demand, maintain the correct inventory, deliver the appropriate products at the right prices and purchase at minimum costs. We must optimize our product selection and inventory based on consumer preferences and sales trends. If we fail to anticipate, identify or react appropriately to changes in consumer demand, we could experience excess inventories, higher than normal markdowns or be unable to sell the products, which will reduce our revenue, financial position and results of operations.

While we must maintain sufficient inventory to operate our business successfully and meet our customers’ demands, we must be careful to not overstock.

Changing consumer demands, manufacturer backorders and uncertainty surrounding new product launches expose us to increasing inventory risks. Demand for products can change rapidly and unexpectedly, including the back order time and availability for sale. We carry a wide variety of products and must maintain sufficient inventory amounts. We may be unable to sell certain products, in the event that consumer demand changes. Our inventory holding costs will increase, if we maintain excess inventory. However, if we do not have sufficient inventory to fulfill customer orders, we may lose orders or customers, which may adversely affect our business, financial condition and results of operations. We cannot assure you that we can accurately predict consumer demand and events and avoid over-stocking or under-stocking products.

We sell substantially all of our products by our distribution network, which is comprised of small distribution companies that are located in Hong Kong.

Our ability to meet customer demand may be significantly limited, if we do not successfully operate our distribution network and logistics facilities, as well as efficiently conduct our distribution activities, or if one or more of our distribution companies or logistics facilities are destroyed or shut down for any reason, including as a result of a natural disaster. Any disruption in the operation of our distribution network could result in higher costs or longer lead times associated with distributing our products.

We may not be successful in expanding a distribution network.

Although we intend to expand our distribution network including additional cities and rural areas in East Asia in an effort to increase our geographic appearance. Our distribution, logistics and products may encounter various competitions from similar or substitutive businesses. Therefore, the success of expansion will depend upon many factors, including our ability to form relationships with, and manage an increasing number of, customers base and optimize our distribution network. We must also be able to anticipate and respond effectively to competition. If we fail to expand our distribution network in East Asia as planned or if we are unable to compete effectively, our business, financial condition and results of operations may be materially and adversely affected.

If a strike or other event prevents or disrupts these carriers from transporting our products, other carriers may be unavailable or may not have the capacity to deliver our products.

All of our products are shipped using third party carriers. If adequate third party sources to ship our products were unavailable at any time, our business would be materially adversely affected.

For our product distribution network, we engaged with a few small suppliers for a steady supply of products.

We typically distribute products pursuant to annual agency or distribution agreements entered between us and our suppliers or upstream distributors, under which our suppliers provide us with a series of economic incentives and other support. We cannot assure you that manufacturers and other suppliers will continue to sell products to us on commercially reasonable terms, or at all. We also cannot ensure that we will be able to establish new manufacturer and other supplier relationships, or extend existing relationships with suppliers when our agreements with them expire. Our annual agency or distribution agreements with suppliers may be terminated from time to time due to various reasons beyond our control.

We may lose our rental properties or may not be able to renew leases for them on terms that are reasonable or favorable to us, when those leases expire.

We do not directly own any land use rights in connection with the properties we rent. This may adversely impact our business, including disrupting our operations or increasing our cost of operations.

We will be exposed to risks inherent in the packaging and distribution of healthcare products.

We may sell products which are unintentionally counterfeit or inadvertently have an adverse effect on the health of individuals. Product liability claims may be asserted against us, although we may have the right under applicable Hong Kong laws, rules and regulations to recover from the relevant manufacturer compensation we pay to our customers in connection with a product liability claim. Any product liability claim, product recall, adverse side effects caused by improper use of the products we sell or manufacturing defects may result in adverse publicity regarding us and the products we sell, which would harm our reputation. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business.

During any growth, we may encounter problems related to our operational and financial systems and controls, including quality control and delivery and service capacities.

Any significant growth in the market for our products or our entry into new markets may require additional employees for managerial, operational, financial and other purposes. As of the date of this prospectus, we have 10 full-time employees. We would also need to continue to expand, train and manage our employees. Continued future growth will impose significant added responsibilities upon our management to identify, recruit, maintain, integrate, and motivate new employees.

We may encounter working capital shortage, as we may need additional funds to finance the purchase of materials and supplies, development of new products, and hiring of additional employees.

For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies, that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet increased demand and maintain the quality standards required by our existing and potential customers.

We will require substantial additional funding in the future. There is no assurance that additional financing will be available to us.

We have been dependent upon proceeds received from private equity and debt financing to meet our capital requirements in the past. In the future, we likely will require additional funding to meet our capital requirements for our health supplement and traditional Chinese medicine operations and to expand those operations. If we were unable to meet our future funding requirements for working capital and for general business purposes, we could experience operating losses and fail to expand our future operations. If so, our operating results, our business results and our financial position would be adversely affected. If adequate additional financing is not available on reasonable terms, we may not be able to undertake our expansion plan or purchase additional equipment for our operations, and we would have to modify our business plans accordingly.

We may experience increased capital requirements and, accordingly, we may not have sufficient capital to fund our future operations, without additional capital investments.

Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competitors; and (iii) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs. If we cannot obtain additional funds, we may be required to (i) limit our marketing efforts and (ii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and ability to compete.

We may not be able to negotiate terms and conditions for obtaining adequate funds that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. We cannot give you any assurance that any additional funds will be available to us or, if available, will be on terms favorable to us.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly Law Lok Bun and Lai Yat Man, to achieve profitability, and the loss of either one of them could have a material adverse effect upon our business, operating results and financial position. Our operating results and future success depend on our senior management’s services and our ability to retain members of our senior management or to replace any of them by attracting, hiring, retaining and motivating other highly skilled personnel who are experienced in managing, marketing and customer servicing. The loss of or inability to replace any member of our senior management could have a material adverse effect upon our business, operating results and financial position.

Our success is dependent upon our ability to compete in providing our health supplements and traditional Chinese medicine.

In our industries, there is intense competition, including individuals and large and small entities. Many competitors have substantially greater financial and marketing resources than we do, stronger name recognition, and longer histories of operations. Our success is dependent upon our ability to compete, and our failure to do so could adversely affect our business, financial condition and results of operation.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

The health supplement industry is characterized by evolving industry standards, new medical service introductions and changing customer demands. Furthermore, our competitors are constantly developing innovations in beneficial nutritional products and medical services to enhance customers’ experience. We continue to invest significant resources in our infrastructure, research and development and other areas in order to enhance our existing products as well as to introduce new health supplements that will attract more participants to our marketplaces. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. Our failure to innovate and adapt to these changes would have a material adverse effect on our business, financial condition and results of operations.

If we are unable to maintain existing clients, attract new clients or broaden our market, our business and results of operations will be adversely affected.

The clients base and the trading volume facilitated through our trading platform have grown rapidly since our inception. To maintain the high growth momentum, we must continuously increase the client base and the trading volume by retaining current participants and attracting more clients. We intend to continue to dedicate significant resources to our client acquisition efforts, including establishing new acquisition channels, particularly as we continue to grow and introduce new services. The overall number of clients and trading volume may be affected by several factors, including our brand recognition and reputation, the effectiveness of our risk control, the efficiency of our platform, the macroeconomic environment and other factors. Currently, we promote our brand through direct communications with potential clients and referrals. We also plan to invest more in marketing and bring our services to Southeast Asia and Australia. However, we are not familiar with the market or legal environment in such jurisdictions, nor do we have sufficient human resource to market our services. These factors and uncertainties will result in an increase in operation cost. If we are unable to broaden our marker or attract new clients, or if the existing clients do not continue to use our trading platform, we might be unable to increase our clients base, trading volume and revenues as we expect, and our business and results of operations may be adversely affected.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract clients depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly results of operations, including the levels of our net revenues, expenses, net (loss)/income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any one quarter are not necessarily an indication of future performance. Factors that may cause fluctuations in our quarterly financial results include:

●	our ability to attract new clients and maintain relationships with existing clients;
●	changes in our product mix and introduction of new products;
●	general economic, industry and market conditions;
●	the timing of expenses related to the development or acquisition of businesses.

If we are unable to comply timely with such requirements or if the costs of compliance are too great, our profitability, the market price of our ordinary share, and our results of operations and financial condition could be materially adversely affected.

We are subject to certain requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations adopted by the Securities Exchange Commission pursuant to that act. The requirements, rules and regulations to which we are subject to include Chief Executive Officer/Chief Financial Officer certifications of disclosure in periodic reports and annual reports under the Securities Act of 1933; disclosure regarding conclusions of evaluation of disclosure controls and procedures and internal control of financial reporting; conditions for use of non-GAAP financial measures; disclosure in Management’s Discussion and Analysis of certain off-balance sheet arrangements and aggregate contractual arrangements; disclosure of whether or not we have an audit committee financial expert who is independent and experienced, and if not, why not; and disclosure of whether or not we have adopted a written code of ethics for our Chief Executive Officer and senior financial officers, and if not, why not. These requirements involve substantial additional time and effort by our Chief Executive Officer/Chief Financial Officer and additional time, effort and expense for our auditors and counsel, as well as for us, all of whom are subject to potential liabilities for failure to comply with these requirements and some of whom may be unwilling or unable to satisfy these requirements.

New lines of business or new services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new service. Furthermore, any new line of business and/or new service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations and financial condition.

Our risk management policies and procedures may not be effective and may leave us exposed to unidentified or unexpected risks.

We are dependent on our risk management policies. Our policies, procedures and practices are used to identify, monitor and control a variety of risks, including risks related to human error, customer defaults, market movements, fraud and money-laundering. Some of our methods for managing risk are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical changes in market prices. Our risk management methods also may not adequately prevent losses due to technical errors if our testing and quality control practices are not effective in preventing software or hardware failures. In addition, we may elect to adjust our risk management policies to allow for an increase in risk tolerance, which could expose us to the risk of greater losses. Our risk management methods rely on a combination of technical and human controls and supervision that are subject to error and failure. These methods may not protect us against all risks or may protect us less than anticipated, in which case our business, financial condition and results of operations and cash flows may be materially adversely affected.

Special additional risks derived from wine distribution business

The following special risks may be added to our business concerning the distribution of wine:

-	a reduction in consumer demand for wines due to change of economic condition could harm our business;

-	a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and water products may affect our business;

-	increased concern about the health consequences of consuming wine and about drinking and driving;

-	climate change, or legal, regulatory or market measures to address climate change, may negatively affect our business;

-	an adverse change in our relationship with any of our significant suppliers could harm our business.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our services and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;
●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;
●	diversion of management’s time and resources from our normal daily operations;
●	difficulties in successfully incorporating licensed or acquired technology and rights into our services;
●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;
●	difficulties in retaining relationships with clients, employees and suppliers of the acquired business;
●	risks of entering markets in which we have limited or no prior experience;
●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;
●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;
●	failure to successfully further develop the acquired technology;
●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;
●	potential disruptions to our ongoing businesses; and
●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced services or that any new or enhanced services, if developed, will achieve market acceptance or prove to be profitable.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, software engineering, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve our clients could diminish, resulting in a material adverse effect to our business.

Our business is subject to the risks of international operations.

Substantially all of our business operations are conducted in South-East Asia. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in the Asian countries we intend to develop business. Following the closing of our initial public offering, we will derive a significant portion of our revenue and earnings from the operation in Hong Kong, our principal business place and also in Malaysia and other South-East Asian countries. Operating in multiple foreign countries involves substantial risk. For example, our business activities subject us to a number of laws and regulations, such as anti-corruption laws, tax laws, foreign exchange controls and cash repatriation restrictions, data privacy and security requirements, labor laws, intellectual property laws, privacy laws, and anti-competition regulations. As we expand into additional countries, the complexity inherent in complying with these laws and regulations increases, making compliance more difficult and costly and driving up the costs of doing business in foreign jurisdictions. Any failure to comply with foreign laws and regulations could subject us to fines and penalties, make it more difficult or impossible to do business in that country and harm our reputation.

The Hong Kong economy may be vulnerable to slowdown in Chinese activity and world trade.

Since Hong Kong is now closely linked to China with respect to economic and political development, Hong Kong economic and political development will be more likely to be affected by China’s development. As there are more and more mainland Chinese companies listed on The Hong Kong Stock Exchange and industries in general are becoming delocalized to mainland China, the Hong Kong stock market and local economy will become more vulnerable to the economic development in the mainland China. If the economic development in China becomes unstable, the Hong Kong economy will be negatively affected. Besides, the Hong Kong economy is externally oriented and highly dependent on trade with the rest of the world. Our business may be subject to the cyclical effect of the economic development in the world.

A lack of insurance could expose us to significant costs and business disruption.

We have not yet purchased insurance to cover our assets and property of our business, which could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. Furthermore, Insurance companies in Hong Kong currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services on our platform.

Our business could also be adversely affected by the effects of Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome, or SARS, or other epidemics. Our business operations could be disrupted if any of our employees is suspected of having Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that any of these epidemics harms the economy of South East Asia in general.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the foreign corrupt practices act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in South-East Asia, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Risks Related to Our Corporate Structure and Operation

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the British Virgin Islands provide little protection for minority shareholders, so minority shareholders will have little or no recourse if they are dissatisfied with the conduct of our affairs.

Under the law of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Business Companies Act (the “BVI Act”) dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the company’s memorandum and articles of association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the company’s memorandum and articles of association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

Risks Related to Doing Business in Hong Kong and Asia

Any change in government regulations or administrative practices in China and Hong Kong concerning our business may have a negative impact on our business, operating results and financial position.

Any change in government regulations or administrative practices in China and Hong Kong concerning our business may have a negative impact on our business, operating results and financial position. The laws, regulations and policies of the governments in China and Hong Kong and administrative practices in China, our principal jurisdiction, may be changed, applied or interpreted in a manner that will fundamentally alter our ability to carry on our business. The laws, regulations and policies of the government and the administrative practices in China, if changed, may have a detrimental effect on our business, operating results and financial position, resulting in our inability to promote our products and/or operate profitably.

Our business is subject to the risks of international operations.

Substantially all of our business operations are conducted in Hong Kong and elsewhere in Asia. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in the Asian countries we intend to develop business. Following the closing of our public offering, we will derive a significant portion of our revenue and earnings from the operation in Hong Kong, our principal business place and other countries in Asia. Operating in multiple foreign countries involves substantial risk. For example, our business activities subject us to a number of laws and regulations, such as anti-corruption laws, tax laws, foreign exchange controls and cash repatriation restrictions, data privacy and security requirements, labor laws, intellectual property laws, privacy laws, and anti-competition regulations. As we expand into additional countries, the complexity inherent in complying with these laws and regulations increases, making compliance more difficult and costly and driving up the costs of doing business in foreign jurisdictions. Any failure to comply with foreign laws and regulations could subject us to fines and penalties, make it more difficult or impossible to do business in that country and harm our reputation.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the foreign corrupt practices act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in Hong Kong, which may experience corruption. Our proposed activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It will be our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

You may have difficulty enforcing judgments against us.

Substantially all of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in Hong Kong. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon them. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

The Hong Kong economy may be vulnerable to slowdown in Chinese activity and world trade.

Since Hong Kong is now closely linked to China with respect to economic and political development, Hong Kong economic and political development will be more likely to be affected by China’s development. As there are more and more mainland Chinese companies listed on The Hong Kong Stock Exchange and industries in general are becoming delocalized to mainland China, the Hong Kong stock market and local economy will become more vulnerable to the economic development in the mainland China. If the economic development in China becomes unstable, the Hong Kong economy will be negatively affected. Besides, the Hong Kong economy is externally oriented and highly dependent on trade with the rest of the world. Our business may be subject to the cyclical effect of the economic development in the world.

Risks Related to Our Public Offering and Ownership of Our Ordinary Shares

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the Underwriter and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.
●	In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

There may not be an active, liquid trading market for our ordinary shares.

Prior to this offering, there has been no public market for our ordinary shares. An active trading market for our ordinary shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The public offering price was determined by negotiations between us and the Underwriter based upon a number of factors. The public offering price may not be indicative of prices that will prevail in the trading market.

Shares eligible for future sale may adversely affect the market price of our ordinary shares, as the future sale of a substantial amount of outstanding ordinary shares in the public marketplace could reduce the price of our ordinary shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our ordinary shares.                 shares will be outstanding immediately after this offering, if the maximum offering is raised. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

Our ordinary shares may be considered a “penny stock” under SEC rules, which would limit the market for our ordinary shares and our ability to raise capital in an offering of our securities.

Our ordinary shares may be considered a “penny stock” under SEC rules, which would limit the market for our ordinary shares and our ability to raise capital in an offering of our securities. If shares of our ordinary shares are not listed on a national securities exchange or Nasdaq and do not have a minimum bid price of $5.00 per share, our ordinary share is considered a “penny stock,” as defined in Rule 3a51-1 of the Securities Exchange Act of 1934. SEC rules impose additional specific disclosure and other requirements on broker- dealers effecting transactions in penny stocks, which rules may reduce the market liquidity for our shares.

The Securities and Exchange Commission has adopted Rule 15g-9 for transactions in penny stocks which requires that:

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of that person; and
●	make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination;

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading; the commissions and other compensation payable to both the broker-dealer and the registered representative in connection with the penny stock transaction; current quotations for the penny stocks and other information relating to the penny stock market; and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in an account and information regarding the limited market in penny stocks.

Our three principal shareholders control us. None of our three principal shareholders holds a majority of our outstanding shares, which is required for the election of directors and other corporate action. But two of our three principal shareholders, Woody Fire Consultancy Limited (28%) and Lai Yat Man (22.38%), acting together, have a majority of our outstanding shares (50.38%) and, therefore, are able to elect all of the members of our board of directors. Those two shareholders, acting together, also are able to block any takeover bid or merger or acquisition proposal that may be beneficial to our other shareholders.

We have not paid and do not intend to pay cash or other dividends on our ordinary share. Rather, we expect that any earnings will be used in our operations and to finance the expansion of our business. Shareholders and investors in our company will not receive any cash or other dividends in the future and are advised to take this into consideration before making their investment decisions.

You will experience immediate and substantial dilution.

The public offering price of our shares is substantially higher than the pro forma net tangible book value per ordinary share of our ordinary shares. Assuming the completion of the firm commitment offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $         or approximately         % in the pro forma net tangible book value per ordinary share from the price per ordinary share that you pay for the shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

Risks of enforcement of certain civil liabilities.

We are a British Virgin Islands corporation doing business outside the United States, in Hong Kong and China. UCHL is a group of Hong Kong corporations doing business in Hong Kong. All of our officers and directors are residents of Hong Kong. All of our assets and those of our officers and directors are located outside the United States, in Hong Kong. Under these circumstances, shareholders and investors may not be able to effect service of process within the United States on such persons and may not be able to enforce against such persons judgments obtained in United States courts predicated on the civil liability provisions of the federal securities laws of the United States; moreover, it is unlikely that foreign courts would enforce, in original actions, liabilities against such persons predicated solely upon the federal securities laws of the United States. Neither the Company nor any of its subsidiaries or officers and directors presently has agreed to accept service of process in the United States or to abide by any judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States, but all would possibly consider doing so in the future, based upon the facts and circumstances presented at that time.

The audit report included in this Annual Report was prepared by auditors who are not inspected by the Public Company Accounting Oversight Board and, as a result, you are deprived of the benefits of such inspection.

The independent registered public accounting firm that issues the audit reports included in our annual reports filed with the SEC, as auditors of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the “PCAOB”, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, our auditors are not currently inspected by the PCAOB. Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections in China prevents the PCAOB from regularly evaluating our auditor’s statements, audits and quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor’s quality control and audit procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

Use of Proceeds

After deducting the estimated placement discount and offering expenses payable by us, we expect to receive net proceeds of approximately $8,000,000 from this offering. The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business.

We intend to use the net proceeds of this offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority.

Offering
Gross proceeds	$
Underwriting discounts and commissions ( % of gross proceeds)	$
Underwriting non-accountable expenses ( % of gross proceeds)	$
Miscellaneous underwriting fees expenses	$
Other offering expenses	$
Net proceeds	$

Description of Use	Estimated Amount of Net Proceeds

R&D and promotion	$
Regulatory compliance expenses Advertisement and marketing Office lease
Working capital
Total	$

Dividend Policy

We have never declared or paid any cash dividends on our ordinary shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

Under British Virgin Islands law and our memorandum and articles of association, the board of directors may only authorize the payment of a dividend or another distribution if the directors are satisfied on reasonable grounds that, immediately after the dividend or other distribution is paid, the value of the company’s assets will exceed its liabilities and the company will be able to pay its debts as they fall due. The resolution of directors authorizing the payment of the dividend or other distribution must contain a statement that, in the directors’ opinion, the company will satisfy these two tests immediately after the payment of the dividend or other distribution.

Exchange Rate Information

Substantially all of our business operations are conducted in Asia. We will derive a significant portion of our revenue and earnings from the operation in Hong Kong. Our reporting currency is the United States Dollars (“US$”) and the audited financial statements have been expressed in US$. Our operating subsidiaries maintain their books and records in Hong Kong Dollars (“HK$”), which is the functional currencies for each subsidiary as they are the primary currency of the economic environment in which each subsidiary operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not the US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity. No representation is made that HKD amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Assets and liabilities are translated at the exchange rates as of the balance sheet date.

Balance sheet items, except for equity accounts	March 31, 2019	March 31, 2018
HKD:USD	7.84	7.8
RMB:USD	6.7	6.24

Items in the statements of operations and comprehensive loss, and statements of cash flows are translated at the average exchange rate of the period.

	Year ended March 31,
	2019	2018
HKD:USD	7.84	7.8
RMB:USD	6.7	6.24

Capitalization

The following table sets forth our capitalization as of March 31, 2019 on a pro forma as adjusted basis giving effect to the sale of the firm commitment offering at an assumed public offering price of $              per ordinary share and to reflect the application of the proceeds after deducting the estimated placement fees. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Ordinary Shares”.

	As of March 31, 2019 Actual (Unaudited)		Pro forma(1)	Pro forma adjusted
Assets:
Current Assets		$2,631,445	$	$
Non-current assets		$109,447
Total Assets		$2,740,892	$	$

Liabilities:
Current Liabilities		$1,338,725	$	$
Total Liabilities		$1,338,725	$	$

Shareholder’s Equity:
Ordinary share, 100,000,000 shares authorized and 57,023,319 shares and 57,023,319 shares issued at no par value at March 31, 2019 and March 31, 2018 respectively		$17,543,961	$	$
Additional paid-in capital(2)	$		$	$
Accumulated Losses		$(16,449,316)
Total shareholders’ equity		$1,454,645	$	$
Non-controlling interest		$(52,478)
Total Liabilities and Shareholders’ Equity		$2,740,892	$	$

(1)	Gives effect to the sale of the firm commitment offering at an assumed public offering price of $ per ordinary share and reflects the application of the proceeds after deducting the estimated underwriting discounts and our estimated offering expenses.

(2)	Pro forma adjusted for public offering additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discount, underwriter expense allowance and other expenses. In a firm commitment offering, we expect to receive net proceeds of approximately $ ($ offering, less underwriting discount of $ , non-accountable expense allowance of $ and other accountable expenses of $ , and offering expenses of $ ).

Dilution

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the public offering price per ordinary share and the pro forma net tangible book value per ordinary share after the offering. Dilution results from the fact that the per ordinary share offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. Our net tangible book value attributable to shareholders at March 31, 2019 was $1,402,167 or approximately $0.02459 per ordinary share. Net tangible book value per ordinary share as of March 31, 2019 represents the amount of total assets less intangible assets and total liabilities, divided by the number of ordinary shares outstanding.

If the firm commitment offering is sold, we will have         ordinary shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after March 31, 2019, will be approximately $          or $          per ordinary share. This would result in dilution to investors in this offering of approximately $           per ordinary share or approximately          % from the assumed offering price of $           per ordinary share. Net tangible book value per ordinary share would increase to the benefit of present shareholders by $          per ordinary share attributable to the purchase of the ordinary shares by investors in this offering.

Upon the firm commitment offering is completed, we will have             ordinary shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after March 31, 2019, will be approximately $              or $              per ordinary share. This would result in dilution to investors in this offering of approximately $              per ordinary share or approximately             % from the assumed offering price of $              per ordinary share. Net tangible book value per ordinary share would increase to the benefit of present shareholders by $          per ordinary share attributable to the purchase of the ordinary shares by investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing ordinary shares based on the foregoing firm commitment offering assumptions.

Firm Commitment Offering

Assumed offering price per share	$
Net tangible book value per share before the offering	$
Increase per share attributable to payments by new investors	$
Pro forma net tangible book value per share after the offering	$
Dilution per share to new investors	$

Post-Offering Ownership

The following chart illustrates our pro forma proportionate ownership, upon completion of the firm commitment offering assumptions, by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this offering at the offering price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased			Total Consideration
					Percent of Total Ordinary		Average Price Per ordinary
	Amount	Percent		Amount	shares		share
OFFERING
Existing shareholders			%	$		%	$
New investors			%	$		%	$
Total			%	$		%	$
						%	$

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts in included in the fiscal years ended March 31, 2019 and March 31, 2018 (“Annual Financial Statements”) are derived from our audited consolidated financial statements included elsewhere in this prospectus. These Annual Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or US GAAP.

Overview

The Company engages in the health supplement business by and through Alpha Ultimate Ltd. (“AUL”) and UAM, which sells health supplements (without any limitation or restriction as to customer size, industry or business). UAM is a company incorporated in Hong Kong with a business network across Asia, including Hong Kong, mainland China, Taiwan, Japan, Korea, Singapore, Malaysia, and Thailand. UAM believes that, with its experience in human biological knowledge and marketing experience, it is able to provide beneficial nutritional products and medical services. UAM operations include the unique combined use of traditional Chinese medicine and modern western medicine in treatment. Considering the adverse side effects of modern western medicine, the medical professionals of UAM believe that traditional Chinese medicine, with thousands of years of enhancement and empirical evidence, can complement western medicine, which will better serve patients.

Results of Operations

The Company had sustained losses totaling $5,468,758 for the fiscal year ending March 31, 2019, and had a retained earnings deficit of $16,449,316 as of March 31, 2019.

Revenue for the fiscal year ended March 31, 2019 increased by $801,541 to $923,158 from $121,617 for the fiscal year ended March 31, 2018. Increase of revenue mainly arose from the revenue of Montrose HK amounted to $599,276 was included after the acquisition at December 31, 2018. $202,264 was increased due to growing in sales of healthcare product.

Selling, general and administrative expenses totaled $5,784,416 for the fiscal year ended March 31, 2019, a decrease of $333,209, or 5.45% from $6,117,625 for the fiscal year ended March 31, 2018. The general and administrative expenses consist primarily of business development expenses of $2,950,179, salary of $568,515, and audit, legal and other professional fees of $1,359,567. We expect our general and administrative expenses to increase as we expand our offices into new jurisdictions.

Our senior management, nevertheless, has determined to devote considerable efforts to marketing during the fiscal year ended March 31, 2020, in an attempt to generate new business. Management participated in more seminars for customers in Hong Kong, in order to get into contact with more potential customers. Efforts will also be spent to maintain friendly relationships with former customers, with the aim of acquiring new customers through referrals.

Liquidity and Capital Resources

As of March 31, 2019, the Company had a working capital surplus of $1,292,720 and cash of $483,377. This compares with working capital surplus of $5,525,037 and cash of $4,756,354 as of March 31, 2018. The Company estimates its working capital needs for the next 12 months to be approximately $2,500,000. As of March 31, 2019, it had insufficient funds on hand to meet such needs.

On December 31, 2012, The Company entered into definitive agreements relating to a private placement of $300,000 in principal amount of Convertible Notes due on December 31, 2013, and warrants to the purchasers of such Convertible Notes giving such purchasers the right to purchase up to an aggregate of 600,000 shares of our ordinary share at an exercise price of $0.50 per share. At March 31, 2016, the outstanding principal and accrued but unpaid interest under those Convertible Notes was $300,000. On April 12, 2016, the Convertible Note was fully converted into 600,000 shares of our ordinary share. The outstanding principal of $300,000 was converted into 600,000 shares of our ordinary share at an exercise price of $0.50 per share in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

On April 1, 2013, the Company entered into definitive agreements relating to a private placement of $100,000 in principal amount of Convertible Notes due on March 31, 2014, and warrants to the purchasers of such Convertible Notes giving such purchasers the right to purchase up to an aggregate of 200,000 shares of our ordinary share at an exercise price of $0.50 per share. At March 31, 2016, the outstanding principal and accrued interest under those Convertible Notes was $100,000. On March 3, 2017, the Convertible Note was fully repaid.

On March 6, 2017, the Company issued 5,000,000 shares of its ordinary share to 2 persons at a consideration of $3 per share in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to the provisions of that act. None of the recipients of those shares is a U.S. Person, as that term is defined by the provisions of Regulation S. Those shares were issued in off-shore transactions. No directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of the foregoing. First installment of the consideration amounted to $4,462,935 was received on March 2, 2017 and second installment of the consideration amounted to $10,537,065 was received on May 31, 2017. The Company intends to use the amount received from the shares issuance on its future development activities.

Off-balance Sheet Commitments and Arrangements

There were no off-balance sheet arrangements for the fiscal years ended March 31, 2019 and March 31, 2018, or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Critical Accounting Policies

We believe it is helpful for investors to understand the critical accounting policies underlying our financial statements. Please refer to Note 2 of our Consolidated Financial Statements included in this Prospectus for details of our critical accounting policies.

Quantitative and Qualitative Disclosures About Market Risk

We have not entered into market risk sensitive instruments for any purpose. However, we have still summarized the relevant market risk and its potential impacts to our other financial instruments as below:

Foreign Currency Exchange Risk

While our reporting currency is the U.S. Dollar, some of our consolidated financial liability instruments are in the functional currency of HKD and RMB. As a result, we are exposed to foreign exchange risk as our results of operations may be affected by fluctuations in the exchange rate between the U.S. Dollar and the HKD and RMB. If the HKD or RMB depreciates against the U.S. Dollar, the value of our liabilities as expressed in our U.S. Dollar financial statements will decline. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any resulting translation adjustments are not included in determining net income but are included in determining other comprehensive income, a component of stockholders’ equity. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

The value of the HKD or RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China and Hong Kong’s political and economic conditions. Since July 2005, the RMB has not been pegged to the U.S. dollar and, although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar or the Euro in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in RMB exchange rate and lessen intervention in the foreign exchange market.

Interest Rate Risk

The company’s exposure to changes in market interest rates, related primarily to the Company’s earned interest income on cash deposits in financial institutions. The Company maintains a balance between the liquidity of cash assets and the interest rate return thereon. The carrying amount of financial assets, net of any provisions of losses, represents the Company’s maximum exposure to credit risk.

As of March 31, 2019, we had cash and cash equivalents of $483,377. These cash and cash equivalents did not earn significant interest income due to low saving interest rates and therefore were not subject to material market risk.

Business

Overview

Dragon Jade International Limited (“Dragon Jade,” “the Company,” “we,” “us”, “our” and similar terms) was incorporated in the British Virgin Islands, with limited liabilities on April 14, 2008. When the Company was incorporated, its business plan was to engage in a merger or acquisition with a company with operations. The Company is not and does not intend to be an “investment company,” as that term is defined in the Investment Company Act of 1940; in that, it is engaged and proposes to engage in business, by and through wholly owned or majority owned subsidiaries.

The Company engages in the health supplement business by and through Alpha Ultimate Ltd. (“AUL”) and United Asia Medical Network Company Limited (“UAM”), which sells health supplements (without any limitation or restriction as to customer size, industry or business). UAM is a company incorporated in Hong Kong with a business network across Asia, including Hong Kong, mainland China, Taiwan, Japan, Korea, Singapore, Malaysia and Thailand. UAM believes that, with its experience in human biological knowledge and marketing experience, it is able to provide beneficial nutritional products and medical services. UAM operations include the unique combined use of traditional Chinese medicine and modern western medicine in treatment. Considering the adverse side effects of modern western medicine, the medical professionals of UAM believe that traditional Chinese medicine, with thousands of years of enhancement and empirical evidence, can complement western medicine, which will better serve patients.

In September 2015, AUL has begun to sell and distribute the Ultroid® Hemorrhoid Management System (“Ultroid® System”) in Hong Kong. The Ultroid® System, which is FDA cleared and also approved for use in many other nations, is a non-surgical, non-anesthetic and rapid treatment for hemorrhoidal disease (HD). The Ultroid® System is unique to the market and currently the only FDA cleared device to treat and cure all four grades of internal and mixed hemorrhoids. The non-surgical technology is a break-through in painless hemorrhoid therapy requiring no anesthesia and no recuperation time. Performed in the physician’s office in minutes, patients are immediately able to resume their daily activities.

In May 2018, the Company has started to develop and operate the human resources business which focuses on recruiting medical practitioners to work in the healthcare industry in China, taking advantage of the Group’s close association with the medical community in Taiwan and Hong Kong to access experienced medical professionals, who have the necessary language and cultural skills, and are experienced in both Western and Chinese medicines. We will provide screening, interviews, recommendation, evaluation and review when it comes to recruitments for enterprises. A recruitment advertisement service would also be provided for different industries to show job vacancies on the Company’s website. We also provide job consultation, career advice and interview training for job seekers. With our professional medical team, we provide medical consultation, medical advice on new drugs and a worldwide hospital referral service to our clients in Mainland China. We assist our clients to overcome geographical and language barriers by providing a visa application service and medical record translation service.

In April 2012, the Company chartered a new subsidiary, Alpha Ultimate Limited, under the laws of the Special Administrative Region of Hong Kong, which operates in the health supplement industry.

On August 31, 2012, the Company entered into a stock exchange agreement with United Century Holdings Limited, a privately held corporation. On September 1, 2012, the Company consummated the transaction contemplated by that stock exchange agreement. All of the capital stock of United Century Holdings Limited was exchanged for an aggregate of 20,003,319 shares of the Company’s capital stock. As a result, the Company became a 100% holding company of United Century Holdings Limited.

United Century Holdings Limited (“UCHL”) was incorporated on March 2, 2012, under the British Virgin Islands Business Companies Act, 2004, with limited liabilities. UCHL is established as a special purpose holding company, whose objective was to become a holding company by an acquisition, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business located in Hong Kong. On July 10, 2012, UCHL executed an acquisition of 7,879,500 out of 8,000,000 ordinary shares, par value $0.1282 (HK$1) per ordinary share, of the United Asia Medical Network Company Limited (“UAM”) and became a 98.49% holding company of UAM.

UAM was incorporated on May 6, 1998, as a limited liability company under Hong Kong Companies Ordinance, Chapter 32. Its principal business is trading of health supplement products and providing related medical and health consultancy services.

On March 20, 2018, the Company acquired 3,000 shares of Dragon Jade Medical Company Limited (DJMC), representing 30% of the total issued and outstanding shares of DJMC, at a purchase price of $300 per share for a total consideration of $900,000. On January 31, 2019, the Company has sold the 3,000 shares of DJMC to the major shareholder of DJMC for $900,000.

On December 31, 2018, the Company executed an acquisition of 100% issued and outstanding ordinary shares of Montrose Food & Wine H.K. Limited (“Montrose HK”) in consideration of $256,410.26 and 100,000 shares of the Company’s common stock. Montrose HK was incorporated on June 30, 1989, as a limited liability company under predecessor Hong Kong Companies Ordinance, Chapter 32. Montrose HK’s business primarily focuses on importing and distribution of fine wine within Hong Kong and Macau SAR.

Details of the Company’s subsidiaries and associate (which together with the Company are collectively referred to as the “Group”) and their principal activity as of March 31, 2019 were as follows:

Name	Date of incorporation/ establishment	Place of incorporation/ registration and operation	Percentage of equity interest attributable to the Company	Principal activities
Alpha Ultimate Ltd. (“AUL”)	April 11, 2012	Hong Kong	100%	Health supplement trading
United Century Holdings Ltd. (“UCHL”)	March 2, 2012	BVI	100%	Investment holding
United Asia Medical Network Company Limited (“UAM”)	May 6, 1998	Hong Kong	98.49%	Health supplement trading
Montrose Food & Wine H.K. Limited (“Montrose HK”)	June 30, 1989	Hong Kong	100%	Fine wine distribution
Montrose Fine Wines (Macau) Limited	March 28, 2013	Macau SAR	100%	Inactive
Montrose Fine Wines Beijing Limited	September 7, 2017	PR China	100%	Inactive

Industry and Market Background

UAM provides a one-stop service for enterprises to recruit suitable candidates and for professionals to seek jobs, which makes the Company different than other companies in the industry.

Due to the need for up to date anti-cancer drugs and treatments, Chinese cancer patients are willing to look for cross-border medical solutions. The Company is striving to assist cancer patients to receive quality medical solutions abroad.

Montrose HK distributes wine products to restaurants, hotels and private clubs across Hong Kong and Macau SAR. Wine tasting events are held regularly to promote the wine products. Chinese demand for imported wines has accelerated in recent years. In order to capitalize on the fast-growing China wine market, Montrose has introduced many exclusive wine brands to the Chinese markets and continues to discover more. We have 500 active private customers and 1,500 active on-trade and off-trade customers in different sectors such as food and beverage, private membership clubs, hotels, wedding banquet organizers, supermarkets and retail wine shops.

Our Growth Strategy

The Company is focused on two primary marketing strategies: online marketing and offline marketing. For online marketing, we intend to utilize social networks such as Facebook, WeChat and WhatsApp to network and communicate with our clients. In order to introduce our service to potential clients through offline marketing, events and seminars would be organized for companies and institutions in China.

Competitive Advantages

The Company has a business network across Asia, including Hong Kong, mainland China, Taiwan, Japan, Korea, Singapore, Malaysia and Thailand. With over 20 years in the medical field, we will utilize our access to medical professionals who are experienced in both Western and Chinese medicine to provide the best healthcare solutions to our clients. The Company plans to market and sell its future healthcare products and services through Montrose HK's existing distribution channels.

Customers and Suppliers

Customers

For the year ended March 31, 2019, none of our customers accounted for 10% or more of our revenue. For the year ended March 31, 2018, two customers accounted for 25.3% and 16.9% of our revenue, respectively.

Suppliers

For the year ended March 31, 2019, two suppliers accounted for 40.4% and 10.9% of our total cost, respectively. For the year ended March 31, 2018, two suppliers accounted for 81.3% and 18.1% of our total cost, respectively.

Our Employees

We have a total of 10 employees, 2 in our administration department, 2 in our finance department, 4 in our marketing and sales department and 2 in our business development.

Legal Proceedings

Dragon Jade International Limited, the Plaintiff in Civil Action No.8:17-cv-02422, United States District Court for the Middle District of Florida, Tampa Division, has made claims against the Defendants, Ultroid LLC and Ultroid Technologies Inc, for breaches of an Exclusive Option and Remediation Agreement dated January 19, 2017 and a Security Agreement dated January 20, 2017, for compensatory damages and liquidated damages of US$2,000,000, including the marshalling of assets identified in the Security Agreement and enforcing its rights under the UCC Financing Statements and interest. Following various motions for judgment on the pleadings and amendments of the Counterclaims of the Defendants, the Plaintiff defeated all RICO counterclaims and alleged lack of shareholder approval counterclaim brought by the Defendants. All remaining counterclaims of the Defendants except for one counterclaim alleging breach of contract by the Plaintiff are the subject of a Motion for Partial Summary Judgment made by the Plaintiff against the Defendants, for which the Plaintiff is expecting a decision of the court. In the event that these counterclaims of the Defendants are dismissed, the case will go to trial on September 30, 2019 to resolve the claims of the Plaintiff and the remaining counterclaim(s) of the Defendants.

Hong Kong’s Laws and Regulations

Regulation on Dividend Distributions

Current Hong Kong Companies Ordinance and applicable regulations permit our HK subsidiary, AUL and UAM to pay dividends to Dragon Jade only out of profits available for distribution. Withholding tax regarding dividends is exempted in Hong Kong.

Taxation

According to the Inland Revenue Ordinance (IRO) of Hong Kong, a corporation is subject to a 16.5% profits tax if, (i) the corporation carries on a trade, profession or business in Hong Kong; (ii) the trade, profession or business derives profits; and (iii) the profits are derived from Hong Kong (i.e., the profits are sourced in Hong Kong). For servicing business, the source of the income is the place where the services are performed. If services are performed in Hong Kong, the income has a source in Hong Kong. In the event that the service income is earned by a company carrying on a business in Hong Kong but the services are performed entirely outside Hong Kong, the service fee is not taxable in Hong Kong.

In addition, there is no withholding tax (“WHT”) on dividends, interest, or royalties. However, royalties paid or accrued to a non-resident for the use of or right to use in Hong Kong or outside Hong Kong (if the royalties are deductible in ascertaining the assessable profits of a person for Hong Kong profits tax purposes) a trademark, patent, design, copyright material, secret process, or other property of a similar nature, or for the use in Hong Kong of cinema or television tape or any sound recording, are deemed to be taxable in Hong Kong.

Management

Executive Officers and Directors

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)

Lok Bun Law	67	President, Director
Yat Man Lai	59	Chief Executive Officer, Director
Kwok Wing Fung	45	Chief Financial Officer, Director
Tsz Fung Philip Lo	53	Independent Non-Executive Director
Kam Chiu Daniel Tai (Formerly known as “Tze Yu Daniel Tai”)	58	Independent Non-Executive Director
David P. Bennett	62	Independent Non-Executive Director
Suk-Kwan Kwong	44	Independent Non-Executive Director
Marc-Andre Tremblay	40	Independent Non-Executive Director
Dominic Man-Kit Lam	72	Independent Non-Executive Director

The business address of all our directors and senior management is Unit 2, 23/F, New World Tower I, 18 Queens Road Central, Hong Kong SAR, China.

Mr. Law Lok Bun, age 67, is an Executive Director and the President of the Company. He was appointed as an Executive Director of the Company on April 17, 2012. He is responsible for planning the overall direction of the Company and managing the Company’s day to day affairs. He has more than thirty years of experience in pharmaceutical manufacturing, wholesaling and retail operations. He is, currently, a managing director of Merika Medicine Factory Limited. Mr. Law is a graduate of Hong Kong Baptist University, from which he received a B.A. Degree in Analytical Chemistry.

Dr. Lai Yat Man, age 59, is an Executive Director and the Chief Executive Officer of the Company. He was appointed as an Executive Director of the Company on September 1, 2012. He is primarily responsible for the Company’s business planning, strategy and management, as well as providing medical and biological information support. He has more than 25 years of experience in the medical and pharmaceutical industries. From 1987 to 1988, he served as the Chief Resident of Emergency Internal Medicine Department of Neihu General Hospital in Taipei. From 1988 to 1995, he served as the Chief of Internal Medicine Department of Tamsui First Hospital in Taipei County. In 1998, he founded United Asia Medical Network Company Limited in Hong Kong. He is, currently, the Chairman of United Asia Medical Network Company Limited. Dr. Lai received his medical degree from the Medical College of National Taiwan University in 1985.

Mr. Fung Kwok Wing, age 45, is an Executive Director and the Chief Financial Officer of the Company. He was appointed as an Executive Director of the Company on September 1, 2012. He is primarily responsible for the business operations, developing the financial strategy, overseeing financial and administrative operations, and the human resources management of the Company. He has more than 10 years of experience in accounting and finance. He is, also, currently, the Chief Financial Officer of United Asia Medical Network Company Limited. Mr. Fung is a member of the American Institute of Certified Public Accountants. Mr. Fung obtained a Bachelor of Social Science in Economics Degree from The Chinese University of Hong Kong in 1995.

Mr. Lo Tsz Fung Philip, age 53, was appointed as an Independent Non-executive Director of the Company on September 1, 2012. Mr. Lo was appointed as a director and the Chairman of the Audit Committee and a member of the Compensation Committee and Corporate Governance Committee of QKL Stores Inc. (NASDAQ: QKLS) in November 2011. Mr. Lo has served as managing director of Shenzhen Xin Wei Managing Consultancy Limited since August 2011, independent non-executive director of Styland Holdings Limited (Hong Kong Exchange Code: 211) since April 2009, and managing director of P&L Financial Consultancy Limited since December 2007. Mr. Lo, also, served as Chief Financial Officer of Wuhan General Group (China) Inc. (NASDAQ: WUHN) from February 2010 to January 2012; Chief Financial Officer of Wuhan Zhongye Yangluo Heavy Machinery Co., Ltd. from December 2007 to January 2009; and Senior Manager of Albert Wong & Co, from June 2006 to December 2007. Mr. Lo received his Bachelor’s Degree from University of Wollongong, Australia. He is a member of CPA Australia and a member of HKICPA. We believe that Mr. Lo’s knowledge of finance and accounting matters brings a unique expertise to our Board of Directors.

Mr. Tai Kam Chiu Daniel (Formerly known as “Tai Tze Yu Daniel, age 58, was appointed as an Independent Non-executive Director of the Company on September 1, 2012. He has more than 20 years of management and supervision experience in various enterprises, which engage in the businesses of electronic products, catering and trading. From 1990 to 2006, he was a Manager and General Manager of Sharp-Roxy (HK) Limited in Hong Kong. He was primarily responsible for the planning, direction and control of all sales, advertising and promotion activities related to consumer electronic products. In addition to the local sales in Hong Kong, he had full responsibility and accountability of the corporate sales, sales administration and support, and new business development. From 2006 to 2007, he was a manager and director of Rakutei Dinning & Bar. From 2007 to 2009, he was a General Manager of Kelvin Electric Trading Company Limited. He is, currently, a Managing Director of Aqua Gold Holding Company Limited since 2009. From 2003 to the present, Mr. Tai has served as a Director and Executive Director of Radio Association of Hong Kong. He was the Fellow of The Professional Validation Centre of Hong Kong Business Sector in 2005.

Mr. David P. Bennett, age 62, was appointed as an Independent Non-executive Director of the Company on February 1, 2019. He has been the managing member of Health & Wealth Management (HWM), LLC since 1999. HWM offers investment management and health and fitness services to its clients. Since 1999, Mr. Bennett has been the CIO of Bennett Capital Management (BCM), which is the investment management subsidiary of HWM. BCM is a long-term value investor that invests in a wide selection of potential investment opportunities. Prior to starting HWM and BCM, Mr. Bennett was an analyst and portfolio manager at value investor May Management from 1995-1998 located in the Pacific Northwest in the U.S. Before joining May Management, Mr. Bennett was an analyst at Prudential Securities in New York City from 1984-1995. While at Prudential he covered stocks, bonds, currencies and commodities. Mr. Bennett earned his M.B.A. in Finance/International Business from the Stern School of Business at New York University in New York City. Mr. Bennett received his B.G.S., focusing on international affairs and biological sciences, from the University of Maryland in College Park, Maryland.

Ms. Kwong Suk Kwan, age 44, was appointed as an Independent Non-executive Director of the Company on February 1, 2019. She has been a registered nurse and holder of nursing practicing certificate issued by the Nursing Council of Hong Kong since 2000. She has extensive experience in both public and private medical sectors. Ms. Kwong has worked as a head nurse in Solve Medical Centre in Hong Kong since 2017. She has been responsible for the management of the daily operations of Solve Medical Centre. From 2014 to 2017, Ms. Kwong has worked as Registered Nurse in Sage Bradbury Home for the Elderly in Hong Kong. She has worked in division of general medicine, cardiology and surgery in various hospitals and medical centers in Hong Kong from 2000 to 2013. Ms. Kwong has completed nurse training from the School of Nursing of Kwong Wah Hospital in Hong Kong in 2000.

Mr. Marc-Andre Tremblay, age 40, was appointed as an Independent Non-executive Director of the Company on February 1, 2019. He has been a business consultant active in the field of health education for many years in Canada and abroad, with a vested interest in both traditional and modern health technology. Mr. Tremblay has acted as a consultant in Intercontinental Group since 2017. From 2014 to 2016, he was employed by Great Man International Education group in Guangzhou, China as a consultant, manager and international kindergarten director of operations. He has been a teacher in Prince Albert Catholic School in Saskatchewan, Canada. Mr. Tremblay received his B.A. in 2007 and M.A. in 2011 from the University of Quebec, Canada.

Dr. Lam Dominic Man-Kit, age 72, was appointed as an Independent Non-executive Director of the Company on February 1, 2019. He is a world acclaimed scientist, medical professor, entrepreneur, philanthropist, educator and artist. Hailed as the “21st Century Renaissance Man”, Professor Lam’s career started in 1970 at Harvard Medical School, and includes listing on the US stock market the first biotech company in Texas; developing and patenting what Time Magazine called “one of 10 most important inventions for the 21st Century”, and MIT called “one of 5 patents that will transform business and technology”; receiving the Presidential Medal of Merit; founding a charitable organization providing medical services to hundreds of thousands; and being an award winning artist. Professor Lam was born in China, grew up in Hong Kong, studied in Canada, and trained under two Nobel Laureates at Harvard Medical School before being invited to teach there in 1972. In 1977, Lam became Professor of Ophthalmology at Texas Medical Center in Houston and in 1983, he founded the Center for Biotechnology and the first biotech company in Texas, taking it public on the US stock market in 1988, receiving the US High-Tech Entrepreneur of the Year in 1989 and being recognized as the Father of Texas Biotechnology. In 1988, he was invited by Nobelists C.N Yang and Charles Kao to find the Hong Kong Institute of Biotechnology, leading to the establishment of what is now the Hong Kong Science and Technology Park. Professor Lam has been named “One of the Eight Most Representative Artists in Hong Kong”; one of the Top 100 artists in China; awarded the “Prix d’honneur” from French National Society of Fine Art for his sculptures exhibited at the Grand Palais in Paris; and a Gold Medal issued by the International Olympic Fine Art Committee for his painting “Millennium Odyssey II: From the Great War to River Thames – Embrace the World” exhibited at the Barbican Centre during the 2012 London Olympic Games. He invented a novel painting process named “Chromoskedasic Painting” and a unique calligraphic style named “Calligraphy of the Mind”, both processes amalgamating art and science.

There is no family relationship between any of the directors and officers of the Company or AUL or UCHL or UAM.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There is no family relationship between any of the directors and officers of the Company or AUL or UCHL or UAM.

Board of Directors and Board Committees

The minimum number of directors is one; there is no maximum number of directors. There are no limitations or restrictions on the borrowing power of directors, no age limit requirements and no shareholding requirements. The current terms of office of our directors expire at the next annual meeting of our shareholders, when their successors are elected and qualified.

Our directors may authorize a distribution by way of dividend at any time, if they are satisfied that immediately after such distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they become due. Section 7 of our Memorandum of Association provides that each share of our ordinary share is entitled to one vote at a meeting of our shareholders or on any resolution of our shareholders; share equally in any dividend paid by the Company; and share equally in the distribution of any surplus assets of the Company on its liquidation. There are no pre-emptive rights.

Any director may convene a meeting of our shareholders and our shareholders entitled to exercise 30% or more of the voting rights may request directors in writing to convene a meeting of our shareholders.

Board Committees

We have established and adopted charters for three standing committees under the board: the Audit Committee, the Compensation Committee, and the Nominating Committee. Each Committee consists of only independent directors of the Company. The charters will be implemented upon formation of each respective committee.

●	Audit Committee: Tsz Fung Philip Lo (Chair), Kam Chiu Daniel Tai and David P. Bennett

●	Nomination Committee: Tsz Fung Philip Lo, David P. Bennett (Chair) and Suk-Kwan Kwong

●	Compensation Committee: Tsz Fung Philip Lo, Suk-Kwan Kwong (Chair) and Marc-Andre Tremblay

Audit Committee

Our board of directors maintains an Audit Committee. Lo Tsz Fung Philip serves as the chairman, Tai Kam Chiu Daniel and David P. Bennett, serve as members of the Audit Committee. Lo Tsz Fung Philip is an “audit committee financial expert” as defined by the rules of the NASDAQ Stock Market, Inc. and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, applicable to members of an audit committee. The Audit Committee is appointed by our board of directors to assist our board of directors in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors.

Nomination Committee

Our board of directors maintains a Nomination Committee. David P. Bennett serves as the chairman, Lo Tsz Fung Philip and Kwong Suk Kwan, serve as members of the Nomination Committee. The Nomination Committee is appointed by our board of directors to assist our board of directors in the discharge of the responsibilities of the Board relating to the appropriate size, functioning and needs of the Board including, but not limited to, identification, recommendation, recruitment and retention of high quality Board members and committee composition and structure.

Compensation Committee

Our board of directors maintains a Compensation Committee. Kwong Suk Kwan serves as the chairman, Lo Tsz Fung Philip and Marc- Andre Tremblay, serve as members of the Compensation Committee. The Audit Committee is appointed by our board of directors to assist our board of directors in the discharge of its responsibilities with respect to the compensation of the Company’s directors, executive officers and other key employees and consultants, and for such purpose shall review compensation arrangements for the Company’s executive officers and administer all employee benefit plans, including any equity incentive plan adopted by the Company.

Duties of Directors

Under British Virgin Islands law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. See “Description of Ordinary Shares—Differences in Corporate Law” for additional information on our directors’ fiduciary duties under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached. The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	authorizing the payment of donations to religious, charitable, public or other bodies, clubs, funds or associations as deemed advisable;

●	exercising the borrowing powers of the company and mortgaging the property of the company;

●	executing checks, promissory notes and other negotiable instruments on behalf of the company; and

●	maintaining or registering a register of mortgages, charges or other encumbrances of the company.

Interested Transactions

Directors must disclose that he or she is interested in a transaction entered into or to be entered into by the Company and such director may vote on a matter relating to such transaction, attend a meeting of directors relating to such transaction, and sign a document on behalf of the Company or do anything in his capacity as a director that relates to such transaction.

Director Compensation

The Company has paid and will pay each independent director annual compensation of US $5,000. None of our officers and none of our non-independent directors receive any compensation from the Company. Also, all of our officers and directors are entitled to receive compensation from UAM for services rendered to UAM.

None of the members of our senior management receives any other form of remuneration, such as bonuses, stock awards, stock options or benefits, such as country club memberships or automobiles.

No amounts were set aside or accrued by UAM to provide pension, retirement or similar benefits to senior management.

Director Compensation — Non-Employee Directors

	Fiscal	Salary	Bonus	Stock Awards	All Other Compensation	Total
Name	Year	($)	($)	($)	($)	($)
LO Tsz Fung,	2019	0	0	0	5,000	5,000
Philip	2018	0	0	0	1,500	1,500

TAI Kam Chiu,	2019	0	0	0	5,000	5,000
Daniel	2018	0	0	0	1,500	1,500

Limitation of Director and Officer Liability

Under British Virgin Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any indemnification may be held by the British Virgin Islands courts to be contrary to public policy (for example, a provision for indemnification against civil fraud or the consequences of committing a crime).

Under our memorandum and articles of association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. The decision of our board of directors as to whether such a person acted honestly and in good faith with a view to the best interests of the company and as to whether the person had no reasonable to cause to believe that his or her conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of a nolle prosequi does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

We may indemnify anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. To be entitled to indemnification, such a person must have acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, must have had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the person acted honestly and in good faith with a view to our best interests and as to whether the director had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics and other Corporate Governance Policies

We haven’t adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Executive Compensation

There, currently, is no agreement as to compensation to be paid to the executive officers who, also, serve as non-independent directors (LAW Lok Bun, LAI Yat Man and FUNG Kwok Wing). Each of such executive officers / directors has other employment, and provides services to the Company on an as-needed basis. The Company has not accrued salary to these persons, issued shares as compensation, issued stock options or warrants, or recorded contributed capital for the services provided by them and no employment agreements exist. The Company is not aware of any accounting pronouncement that requires the compensation of executive officers / directors (other than for certain non-profit organizations) who provide executive services on an as-needed basis.

Employment Agreements

Our employment agreements with our officers generally provide for employment for a specific term and pay annual salary, health insurance, pension insurance, and paid vacation and family leave time. The agreement may be terminated by either party as permitted by law. In the event of a breach or termination of the agreement by our company, we may be obligated to pay the employee twice the ordinary statutory rate. In the event of a breach or termination causing loss to our company by the employee, the employee may be required to indemnify us against loss.

Related Party Transactions

Since April 1, 2012, there has been no related party transaction, except (i) business development fees of $2,823,000 paid to Woody Fire Consultancy Limited, a major shareholder of the Company and (ii) the amount of $87,774 due LAI Yat Man for funds advanced to the Company, AUL and UAM, which amount has no due date or maturity date and does not accrue any interest. (Related party transactions are transactions or loans between the Company and (a) enterprises directly or indirectly controlled by the Company; (b) associates of our major shareholders; (c) our major shareholders; (d) our senior management or (e) entities directly or indirectly controlled by our major shareholders or senior management.)

Principal Shareholders

The following table sets forth information with respect to beneficial ownership of our ordinary shares as of the date of the Prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our outstanding ordinary shares;

●	Each of our director, director nominees and named executive officers; and

●	All directors and named executive officers as a group.

Pursuant to Section 6.1 of our Memorandum of Association, we are authorized to issue 100,000,000 shares of no par value ordinary share. As of September 18, 2019, the latest practical date, 57,138,319 of our authorized ordinary shares were issued and outstanding, Pursuant to Section 7 of our Memorandum of Association, holders of our ordinary share are entitled to one vote per ordinary share on each matter submitted to a vote of our shareholders, the right to an equal share in any dividend paid by the Company, and the right to an equal share in the distribution of surplus assets, if any, on liquidation of the Company. Holders of our ordinary share do not have preemptive rights to purchase additional shares of our ordinary share or other subscription rights. Our ordinary share has no conversion rights and is not subject to redemption or any sinking fund provisions. All shares of our ordinary share are entitled to share equally in dividends from legally available sources, as determined by the board of directors. Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of our ordinary share are entitled to receive assets of the Company available for distribution to our shareholders.

Named Executive Officers and Directors	Amount of Beneficial Ownership	Pre-Offering Percentage Ownership
Directors and Named Executive Officers:
Yat Man Lai, CEO, Director	12,762,804	22.34%
Lok Bun Law, President, Director	7,000,000	12.25%
Kwok Wing Fung, CFO, Director	0	0%
Tsz Fung Philip Lo, Independent Director	0	0%
Kam Chiu Daniel Tai, Independent Director	0	0%
David P. Bennett, Independent Director	0	0%
Suk Kwan Kwong, Independent Director	0	0%
Marc-Andre Tremblay, Independent Director	0	0%
Dominic Man-Kit Lam, Independent Director	0	0%
All directors and executive officers as a group (9 persons)	19,762,804	34.59%

5% Beneficial Owners:
Woody Fire Consultancy Limited (1)	15,970,000	27.95%

Lo Hsin Yu has sole voting and dispositive power over the shares beneficially held by the entity.

Description of Ordinary Shares

We are authorized to issue 100,000,000 ordinary shares with no par value. As of September 18, 2019, there were 57,138,319 ordinary shares issued and outstanding.

Neither our Articles nor Memorandum of Association provides for the director’s power, in the absence of a quorum, to vote compensation to themselves. All decisions about the compensation of directors will be recommended by the compensation committee, upon its formation, and approved by the board of directors as a whole, both acting only when a quorum of members is present.

The following are summaries of the material provisions of our memorandum and articles of association that will be in force at the time of the closing of this offering and the BVI Act, insofar as they relate to the material terms of our ordinary shares. Copies of our memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part. As a convenience to potential investors, we provide the below description of BVI law and our memorandum and articles of association together with a comparison to similar features under Delaware law.

Ordinary Shares

General

Each ordinary share in the Company confers upon the shareholder the right to one vote per share at a meeting of the shareholders of the Company or on any resolution of shareholders.

Each ordinary share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each ordinary share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

All of our issued ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is expected to be Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300 Las Vegas, NV 89119.

Distributions

The holders of our Ordinary Shares are entitled to such dividends or other distributions as may be authorized by our board of directors, subject to the BVI Act and our memorandum and articles of association.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

Election of directors

Directors are appointed by resolution of shareholders or by resolutions of directors. Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any Ordinary Share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. Where such a notice has been issued its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the ordinary shares to which the notice relates.

Issuance of Ordinary Shares

Our board of directors may authorize the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC or any recognized stock exchange on which our securities are listed.

Variation of rights

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be varied only with the consent in writing of, or pursuant to a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

●	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

●	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

●	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Two or more BVI companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the consolidating of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if he has an interest in the merger or consolidation, the director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in the merger or consolidation.

A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting held to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the surviving or consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act for an order, inter alia, that his shares be acquired, that the company or any other person pay him compensation, that the Court regulate the future conduct of the company’s affairs, or that any decision of the company which contravenes the BVI Act or the company’s memorandum or articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi partnership and trust and confidence between the partners has broken down.

Indemnification of directors and officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any indemnification provision may be held by the British Virgin Islands courts to be contrary to public policy (for example, a provision for indemnification against civil fraud or the consequences of committing a crime).

Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our one of our directors; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith and with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions

Under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a transaction that is material to the company. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice. Our memorandum and articles of association permit shareholders to act by written consent but provide that if a resolution of shareholders is approved otherwise that by unanimous written consent of all shareholders, a copy of the resolution must immediately be sent to each non-consenting shareholder.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The BVI Act and our memorandum and articles of association provide that our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. We are not obliged under the BVI Act or any other law of the British Virgin Islands to call shareholders’ annual general meetings, but our memorandum and articles of association would permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, a director can be removed from office by a resolution of shareholders or a resolution of directors passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the votes of the shareholders or directors entitled to vote.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of shareholders or a resolution of directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50% of the issued shares of that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Shares Eligible for Future Sale

Before our public offering, there has not been a public market for our ordinary shares. Future sales of substantial amounts of shares of our ordinary shares in the public market after our public offering, or the possibility of these sales occurring, could cause the prevailing market price for our ordinary shares to fall or impair our ability to raise funds by issuing shares in the future.

The ordinary shares that were not offered and sold in our public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of ordinary shares then outstanding, which will equal shares immediately after our public offering, or
●	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of our public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Summary of Shares Available for Future Sale

The following table summarizes the total shares potentially available for future sale. To the extent we sell a number of ordinary shares under the firm commitment offering, the below tables will be adjusted proportionately as to numbers of shares available for sale (as to share incentive and underwriter shares) and dates on which such shares may be sold (as to currently outstanding shares).

Firm Commitment Offering Shares	Date Available for Sale
Currently Outstanding Ordinary shares:	After 90 days from the date of effectiveness or commencement of sales of the public offering

Shares Offered in this Offering:	After the date of this prospectus, these shares will be freely tradable.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material British Virgin Islands, Chinese and U.S. federal income tax consequences related to an investment in our ordinary shares. It is directed to U.S. Holders (as defined below) of our ordinary shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below. Unless otherwise noted in the following discussion, this section is the opinion of Ortoli Rosenstadt LLP, our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law, and of       , our Hong Kong counsel, insofar as it relates to legal conclusions with respect to matters of Hong Kong tax law.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

Generally

Dragon Jade is a tax-exempt company incorporated in the British Virgin Islands. Dragon Jade is subject to BVI law.

British Virgin Islands Taxation

Under the BVI Act as currently in effect, a holder of ordinary shares who is not a resident of the British Virgin Islands is exempt from British Virgin Islands income tax on dividends paid with respect to the shares of ordinary share and a holder of ordinary shares is not required to pay any income tax in the British Virgin Islands on gains realized during that year on sale or disposal of such shares. The laws of the British Virgin Islands do not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands government on companies incorporated or re-registered under the BVI Act. In addition, shares of companies incorporated or re-registered under the BVI Act are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands or between China and the British Virgin Islands.

Hong Kong Taxation

According to the Inland Revenue Ordinance (IRO) of Hong Kong, a corporation is subject to a 16.5% profits tax if, (i) the corporation carries on a trade, profession or business in Hong Kong; (ii) the trade, profession or business derives profits; and (iii) the profits are derived from Hong Kong (i.e., the profits are sourced in Hong Kong). For servicing business, the source of the income is the place where the services are performed. If services are performed in Hong Kong, the income has a source in Hong Kong. In the event that the service income is earned by a company carrying on a business in Hong Kong but the services are performed entirely outside Hong Kong, the service fee is not taxable in Hong Kong.

In addition, there is no withholding tax (“WHT”) on dividends, interest, or royalties. However, royalties paid or accrued to a non-resident for the use of or right to use in Hong Kong or outside Hong Kong (if the royalties are deductible in ascertaining the assessable profits of a person for Hong Kong profits tax purposes) a trademark, patent, design, copyright material, secret process, or other property of a similar nature, or for the use in Hong Kong of cinema or television tape or any sound recording, are deemed to be taxable in Hong Kong.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	bank;
●	financial institutions;
●	insurance companies;
●	regulated investment companies;
●	real estate investment trusts;
●	broker-dealers;
●	traders that elect to mark-to-market;
●	U.S. expatriates;
●	tax-exempt entities;
●	persons liable for alternative minimum tax;
●	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction;
●	persons that actually or constructively own 10% or more of our voting shares;
●	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as consideration; or
●	persons holding our ordinary shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Tax Treaties

As above mentioned, according to the Sino-U.S. Tax Treaty which was effective on January 1st, 1987 and aimed to avoid double taxation disadvantage, income that is incurred in one nation should be taxed by that nation and exempted from the other nation, but for the dividend that is generated in China and distributed to foreigners in other nations, a rate 10% tax will be charged.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on an exchange. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you will be eligible for reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets), 20% (for individuals in the 39.6% tax brackets) or 15% for all other individuals. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year ending March 31, 2017. Our actual PFIC status for the current taxable year ending March 31, 2017 will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. Because PFIC status is a factual determination for each taxable year which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income is passive income, defined as income from interest, dividends, rents, royalties, gains on property producing foreign personal holding company income and certain other income that does not involve the active conduct of a trade or business; or
●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares, our PFIC status will depend in large part on the market price of our ordinary shares. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the ordinary shares.

If we are a PFIC for any taxable year during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;
●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and
●	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the ordinary shares, you will include in income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of your taxable year over your adjusted basis in such ordinary shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations). If the ordinary shares are regularly traded on an exchange and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

Under the Hiring Incentives to Restore Employment Act of 2010, certain United States Holders are required to report information relating to ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Enforceability of Civil Liabilities

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by     , our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the British Virgin Islands. We have also been advised by       that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

Underwriting

We have entered into an underwriting agreement with [-underwriter-] (the “Underwriter”) in connection with the firm commitment offering. The underwriter has agreed to purchase from us, on a firm commitment basis,       number of shares, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus:

The underwriter is committed to purchase all the ordinary shares offered by this prospectus if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the common shares and/or warrants covered by the underwriters’ over-allotment option to purchase common shares and/or warrants described below. The underwriters are offering the ordinary shares/ warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriter reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter a 45-day option to purchase up to an aggregate of additional  ordinary shares and/or warrants to purchase common shares (equal to 15% of the number of shares and warrants underlying the common shares sold in the offering), in any combination thereof, at the public offering price per share and per warrant, respectively, less underwriting discounts and commissions.

Fees, Commissions and Expense Reimbursement

The following table shows, for each of the total without over-allotment option and total with full over-allotment option offering amounts, the per share and total public offering price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses and assuming a $       per share offering price.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public Offering Price	$	$	$
Underwriting fees and commissions	$	$	$
Proceeds to Us, Before Expenses	$	$	$

Because the actual amount to be raised in this offering is uncertain, the actual total offering commissions are not presently determinable and may be substantially less than the maximum amount set forth above.

Under the underwriting agreement, we have agreed to pay the Underwriter       % of the gross proceeds of this offering for its non-accountable expenses. We have also agreed to pay the Underwriter’s reasonable out-of-pocket expenses (including fees and expenses of the Underwriter’s counsel) incurred by the Underwriter in connection with this offering of up to $        .. The expenses may also include (i) all reasonable and documented fees and expenses for conducting a net road show presentation; (ii) the cost of any due diligence meetings; (iii) preparation of bound volumes and Lucite cube mementos in such quantities as the Underwriter may reasonably request; and (iv) transfer taxes, if any, payable upon the transfer of securities from the Company to the Underwriter. We have paid $         to the Underwriter as an advance to be applied towards the out-of-pocket expenses. Any unused portion of the advances shall be returned to the Company upon the termination date in the event that the advances are not expended.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Underwriter’ fees and commissions, will be approximately $         , all of which are payable by us.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. The underwriting agreement and a form of subscription agreement are included as exhibits to the registration statement of which this prospectus forms a part.

Lock-Up Agreements

We and each of our officers, directors, and all existing stockholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of 180 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the underwriter.

The underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Underwriters’ Warrants

We have agreed to issue to our underwriters warrants to purchase the number of ordinary shares in the aggregate equal to      % of the gross proceeds received by the Company from the Closing. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 100% of the public offering price per share in the offering. The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Neither our underwriters, nor permitted assignees under Rule 5110(g)(1), will sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of shares of ordinary share at a price below the warrant exercise price.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’ website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriter may be required to make for these liabilities.

Application for Nasdaq Market Listing

We intent to apply to have our ordinary shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “DGJI” We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this firm commitment offering sufficient to satisfy applicable listing criteria, our ordinary shares will in fact be listed.

If our ordinary shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Expenses Relating to This Offering

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee		$1,212
FINRA
Legal Fees and Expenses
Accounting Fees and Expenses
Printing and Engraving Expenses Miscellaneous Expenses
Total Expenses	$

Under the Underwriting Agreement, we will pay our underwriter a fee and commission equal to 8% of the public offering price multiplied by the shares sold in the offering. In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable, non-accountable expenses of up to 1% of the gross proceeds raised in the offering, in addition to its expenses relating to the Offering, including but not limited to (i) reasonable travel and out-of-pocket expenses, including clearing charges and (ii) legal expense, up to $          .

Legal Matters

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the ordinary shares offered hereby will be opined upon for us by        .            is acting as counsel to the Underwriter. Ortoli Rosenstadt LLP may rely upon                 with respect to matters governed by the law of the British Virgin Islands.

The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. The current address of                is               .

Experts

The consolidated financial statements for the years ended March 31, 2019 and March 31, 2018, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Centurion ZD CPA & Co. (successor to Centurion ZD CPA Limited) is Unit 1304, 13th Floor, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the ordinary shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

Disclosure of Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the ordinary shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon closing of our public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Financial Statements

DRAGON JADE INTERNATIONAL LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2019

Together With Report Of

Independent Registered Public Accounting Firm

DRAGON JADE INTERNATIONAL LIMITED

CENTURION ZD CPA & CO.
CERTIFIED PUBLIC ACCOUNTANTS (PRACTISING)
Unit 1304, 13th Floor, Two Harbourfront,
22 Tak Fung Street, Hunghom,
Hong Kong
Tel : (852) 2851 7954
Fax: (852) 2545 4086

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of Dragon Jade International Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Dragon Jade International Limited and subsidiaries (the “Company”) as of March 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the three years in the period ended March 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2(q) to the financial statements, the Company has suffered from losses from operation and significant accumulated deficits. The Company comes to have insufficient cash flows generated from operation and provided for development. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA & Co. (successor to Centurion ZD CPA Limited)

We have served as the Company’s auditor since 2013.

Hong Kong, China

August 15, 2019

DRAGON JADE INTERNATIONAL LIMITED

Consolidated Balance Sheets

	March 31,	March 31,
	2019	2018

Assets
Current assets
Cash and Bank Deposits	$483,377	$4,756,354
Subscription receivable	-	-
Loan receivable	680,577	700,439
Trade receivable	541,064	2,090
Deposit & Prepayments	176,399	96,633
Inventory	750,028	124,556
Total current assets	2,631,445	5,680,072

Investment in Associate	-	891,984
Plant, machinery and equipment, net	109,447	105,378
Total non-current assets	109,447	997,362
Total assets	2,740,892	6,677,434

Liabilities and stockholders’ equity
Current liabilities
Accounts Payable	468,362	97
Amount due to Directors	87,774	3,672
Loan payable	230,769	-
Accruals & Other payable	551,820	151,266
Total current liabilities	1,338,725	155,035

Stockholders’ equity
Common stock, 100,000,000 shares authorized and 57,023,319 shares and 57,023,319 shares issued at no par value at March 31, 2019 and March 31, 2018 respectively	17,543,961	17,543,961
Common shares to be issued	360,000	-
Accumulated losses	(16,449,316)	(10,980,558)
Other Comprehensives Income	-	-
Total stockholders’ equity	1,454,645	6,563,403

Non-controlling interest	(52,478)	(41,004)

Total liabilities and stockholders’ equity	$2,740,892	$6,677,434

DRAGON JADE INTERNATIONAL LIMITED

Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended March 31,
	2019	2018	2017

Revenue	$923,158	$121,618	$224,920

Costs of revenues	(401,785)	(17,113)	(50,155)

Gross profits	521,373	104,505	174,765

Expenses
Selling, general and administrative	(5,784,416)	(6,117,625)	(2,426,481)

Income/(loss) from operations	(5,263,043)	(6,013,120)	(2,251,716)

Other income	34,315	39,942	2,024

Share of gain / (loss) of an associate	1,573	(8,016)	-
Gain/(Loss) on change in fair value of convertible note liability	-	-	260,000
Gain on disposal of an associate	6,443	-	-
Goodwill written-off	(259,520)	-	-
Total other income/(loss)	(217,189)	31,926	262,024

Gain/(Loss) before income tax	(5,480,232)	(5,981,194)	(1,989,692)

Income tax	-	-	-

Non-controlling interest	11,474	12,193	8,907

Net gain/(loss)	(5,468,758)	(5,969,001)	(1,980,785)

Currency exchange gain/(loss)	-	-	-

Comprehensive gain/(loss)	$(5,468,758)	$(5,969,001)	$(1,980,785)

Net Gain/(Loss) per share	$(0.096)	$(0.105)	$(0.038)

Net Comprehensive Gain/(Loss) per share	$(0.096)	$(0.105)	$(0.038)

Weighted average common shares outstanding	57,023,319	56,880,579	51,852,557

DRAGON JADE INTERNATIONAL LIMITED

Consolidated Statements of Changes in Stockholders’ Equity

			Common	Retained	Other	Total Stockholders’
	Common		Shares To	Earnings	Comprehensive	Equity
	Shares	Stock	Be Issued	(Deficit)	Income	(Deficit)
Balance, March 31, 2015	51,063,319	1,103,961	-	(3,323,419)	-	(2,219,458)
Net gain for the year	-	-	-	292,647	-	292,647
Issuance of Stock	-	-	-	-	-	-
Balance, March 31, 2016	51,063,319	1,103,961	-	(3,030,772)	-	(1,926,811)
Net loss for the year	-	-	-	(1,980,785)	-	(1,980,785)
Issuance of	5,600,000	16,080,000	-	-	-	16,080,000
Stock
Balance, March 31, 2017	56,663,319	17,183,961	-	(5,011,557)	-	12,172,404
Net loss for the year	-	-	-	(5,969,001)	-	(5,969,001)
Issuance of Stock	360,000	360,000	-	-	-	360,000
Balance, March 31, 2018	57,023,319	17,543,961	-	(10,980,558)	-	6,563,403
Net loss for the year	-	-	-	(5,468,758)	-	(5,468,758)
Shares to be issued	-	-	360,000	-		360,000
Balance, March 31, 2019	57,023,319	17,543,961	360,000	(16,449,316)	-	1,454,645

DRAGON JADE INTERNATIONAL LIMITED

Cash Flow Statement

	For the Years Ended March 31,
	2019	2018	2017
Cash flows from operating activities
Net gain / (loss)	$(5,468,758)	$(5,969,001)	$(1,980,785)
Adjustments to reconcile net income/ (loss) to net cash used in operating activities:
Depreciation	59,645	38,922	28,086
Share of (gain) / loss of an associate	(1,573)	8,016	-
Gain on disposal of an associate	(6,443)	-	-
Intangible asset written-off	62,692	-	-
Goodwill written-off	259,520	-	-
Consultancy fees paid by shares issuance	-	360,000	-
Non-controlling interest	(11,474)	(12,193)	(8,907)
Changes in assets and liabilities:
Deposits and other receivables	(29,821)	(360,995)	(420,864)
Account receivables	59,540	48,928	(10,527)
Inventory	(32,791)	54,336	13,100
Deferred tax assets	-	-	-
Accounts payables	(123,613)	(5,282)	(14,938)
Accrued liabilities and other payables-Third party	400,554	57,529	46,363
Amount due to directors	84,102	(280,010)	(445,927)
Convertible promissory notes	-	-	(260,000)
Net cash (used in) operating activities	(4,748,420)	(6,059,750)	(3,054,399)

Cash flow from investing activities
Acquisition of subsidiary-net of cash acquired	(172,573)	-	-
Investment in associate	549,872	(900,000)	-
Decrease in loan receivable	369,990	-	-
Acquisition of assets	(49,390)	(65,805)	(82,498)
Net cash provided by / (used in) investing activities	697,899	(965,805)	(82,498)

Cash flow from financing activities
Cash for issuance of shares	-	10,537,065	4,462,935
Loan repayment	(222,456)	-	-
Repayment of convertible promissory note	-	-	(100,000)
Net cash (used in) / provided by financing activities	(222,456)	10,537,065	4,362,935

Effect of foreign exchange rate changes on cash and cash equivalent

Cash and cash equivalents:
Net increase (decrease)	(4,272,977)	3,511,510	1,226,038
Balance at beginning of period	4,756,354	1,244,844	18,806
Balance at end of period	483,377	4,756,354	1,244,844

Supplemental cash flow information:
Cash paid for income taxes	-	-	-
Cash paid for interest	$-	$-	$-

DRAGON JADE INTERNATIONAL LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The Company

Dragon Jade International Limited (the “Company”) was incorporated on April 14, 2008 in the British Virgin Islands. The principal activity of the Company is investment holding.

In April 2012, the Company chartered a subsidiary, Alpha Ultimate Limited under the laws of the Special Administrative Region of Hong Kong which operates in the health supplement industry.

On August 31, 2012 the Company entered into a stock exchange agreement with United Century Holdings Limited, a privately held corporation. On September 1 2012, the Company consummated the transaction contemplated by the stock exchange agreement. All of the capital stock of United Century Holdings Limited was exchanged for an aggregate of 20,003,319 shares of the Company’s capital stock. The Company became a 100% holding company of United Century Holdings Limited.

United Century Holdings Limited (“UCHL”) was incorporated on March 2, 2012 under the British Virgin Islands Business Companies Act, 2004 with limited liabilities. UCHL is established as a special purpose holding company whose objective is to become a holding company by consummate an acquisition, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more business located in Hong Kong. On July 10, 2012, UCHL executed an acquisition of 7,879,500 out of 8,000,000 ordinary shares, par value $0.1282 (HK$1) per share, of the United Asia Medical Network Company Limited (“UAM”) and became a 98.49% holding company of UAM.

UAM was incorporated on May 6, 1998 as a limited liability company under predecessor Hong Kong Companies Ordinance, Chapter 32. Its principal business is trading of health supplement products and providing related medical and health consultancy services.

On March 20, 2018, the Company acquired 3,000 shares of Dragon Jade Medical Company Limited (DJMC), representing 30% of the total issued shares of DJMC, at a purchase price of $300 per share for total consideration of $900,000. On January 31, 2019, the Company has sold the 3,000 shares of DJMC to the major shareholder of DJMC at $900,000.

On December 31, 2018, the Company executed an acquisition of 100% issued and outstanding ordinary shares of Montrose Food & Wine

H.K. Limited (“Montrose HK”) in consideration of $256,410.26 and 100,000 shares of the Company’s common stock. Montrose HK was incorporated on June 30, 2019, as a limited liability company under predecessor Hong Kong Companies Ordinance, Chapter 32. Montrose HK’s business primarily focuses on importing and distribution of fine wine within Hong Kong and Macau SAR.

Details of the Company’s subsidiaries (which together with the Company are collectively referred to as the “Group”) and their principal activity as of March 31, 2019 were as follows:

Name	Date of incorporation/ establishment	Place of incorporation/ registration and operation	Percentage of equity interest attributable to the Company	Principal activities
Alpha Ultimate Ltd. (“AUL”)	April 11, 2012	Hong Kong	100%	Health supplement trading
United Century Holdings Ltd. (“UCHL”)	March 2, 2012	BVI	100%	Investment holding
United Asia Medical Network Company Limited (“UAM”)	May 6, 1998	Hong Kong	98.49%	Health supplement trading
Montrose Food & Wine H.K. Limited (“Montrose HK”)	June 30, 1989	Hong Kong	100%	Fine wine distribution
Montrose Fine Wines (Macau) Limited (‘Montrose Macau”)	March 28, 2013	Macau SAR	100%	Inactive
Montrose Fine Wines Beijing Limited (“Montrose Beijing”)	September 7, 2017	PR China	100%	Inactive

2. Summary of Significant Accounting Policies

(a) Basis of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

The consolidated financial statements include the accounts of the Company and its subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

(b) Use of Estimates

In preparing financial statements in conformity with US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation. Actual results could differ from those estimates.

(c) Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of March 31, 2019, the Company did not have any cash equivalents.

(d) Inventories

Inventories are stated at the lower of cost or net realizable value (market value). The cost of raw materials is determined on the basis of weighted average. The cost of finished goods is determined on the weighted average basis and comprises direct materials, direct labor and an appropriate proportion of overhead.

Net realizable value is based on estimated selling prices less any further costs expected to be incurred for completion and selling expense.

(e) Accounts Receivable

Accounts receivable are recognized and carried at net realizable value. An allowance for doubtful accounts will be recorded in the period when a loss is probable based on an assessment of specific evidence indicating troubled collection, historical experience, accounts aging, ongoing business relation and other factors. Accounts are written off after exhaustive efforts at collection. If accounts receivable are to be provided for, or written off, they would be recognized in the consolidated statement of operations within operating expenses. At March 31, 2019, the Company has no allowance for doubtful accounts, as per the management’s judgment based on their best knowledge.

(f) Deposit and prepayments

Deposit and Prepayments represent cash paid in advance to suppliers. As of March 31, 2019, prepayments included cash paid advances to suppliers, and prepaid expenses, such as water and electricity fees.

(g) Plant and Equipment

Plant and equipment is stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets, except for leasehold properties, which are depreciated over the terms of their related leases or their estimated useful lives, whichever is less. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized.

The estimated useful lives are as follows:

Furniture and fittings	5 years
Computer equipment	5 years

The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statement of operations.

(h) Impairment of Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets subject to amortization, when events and circumstances warrant such a review, pursuant to the guidelines established in FASB ASC 360 Property, Plant, and Equipment (formerly Statement of Financial Accounting Standards (“SFAS”) No. 144). The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

(i) Income Taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non- assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end.

A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

(j) Revenue Recognition

Revenues represent the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenues are recognized when all of the following criteria are met:

●	Persuasive evidence of an arrangement exists;

●	Delivery has occurred or services have been rendered;

●	The seller’s price to the buyer is fixed or determinable; and

●	Collectability is reasonably assured.

(k) Foreign Currency Transactions

The consolidated financial statements of the Company are presented in United States Dollars (“US$”). Transactions in foreign currencies during the period are translated into US$ at the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into US$ at the exchange rates prevailing at that date. All transaction differences are recorded in the income statement.

The accompanying consolidated financial statements are presented in United States dollars (US$). The Company’s subsidiary in Hong Kong has its local currency, Hong Kong Dollars (“HK$”), as its functional currency. On consolidation, the financial statements of the Company’s subsidiary in Hong Kong is translated from HK$ into US$ in accordance with FASB ASC Topic 830 Foreign Currency Matters (formerly SFAS No. 52, “Foreign Currency Translation”). During 2017, 2018 and 2019, the Hong Kong dollars are translated from HK$ with a ratio of US$1.00=HK$7.80, a fixed exchange rate maintained between Hong Kong and United States derived from the Hong Kong Monetary Authority pegging HK$ and US$ monetary policy. Accordingly, all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates and all income and expenditure items are translated at the average rates for each of the period. Translation of amounts from HK$ into US$ has been made at the following exchanges rates for the respective periods:

	For the Years Ended March 31,
	2019	2018	2017
Twelve months ended HKD:USD exchange rate	7.8	7.8	7.8
Average twelve months ended HKD:USD exchange rate	7.8	7.8	7.8
Twelve months ended RMB:USD exchange rate	N/A	6.23944	N/A
Average twelve months ended RMB:USD exchange rate	N/A	6.23944	N/A

(l) Fair Value of Conversion Features

In accordance with FASB ASC 815 Derivatives and Hedging, the conversion feature of the Convertible Notes is separated from the debt instrument and accounted for separately as a derivative instrument. On the date the Convertible Notes are issued, the conversion feature was recorded as a liability at its fair value, with future decreases in fair value recognized as earnings and increases in fair values recognized as expenses.

The Company used the Black-Scholes-Merton option-pricing model to obtain the fair value of the conversion feature. The Company’s expected volatility assumption is based on the historical volatility of the Company’s stock. The expected life assumption is primarily based on the expiration date of the conversion features. The risk-free interest rate for the expected term of the conversion features is based on the U.S. Treasury yield curve in effect at the time of measurement.

(m) Earnings/(Losses) Per Share

Basic losses per share is computed by dividing the earnings for the year by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for a period, if dilutive.

(n) Accumulated Other Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. Comprehensive income includes net income and the foreign currency translation changes for the year in which such are obtained.

(o) Stock-Based Compensation

We account for stock-based compensation in accordance with FASB ASC 718 Compensation – Stock Compensation which requires that companies account for awards of equity instruments issued to employees under the fair value method of accounting and recognize such amounts in their statements of operations. Under FASB ASC 718 we are required to measure compensation costs for all stock-based awards at fair value on the date of grant and recognize compensation expense in our consolidated statements of operations over the service period that the awards are expected to vest.

(p) Equity-Based Payments to Non-employees

The Company accounts for equity-based compensation issued to non-employees and consultants in accordance with the provisions of FASB ASC 505-50, Equity-Based Payments to Non-Employees that are issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services. If the fair value of goods or services received in a share-based payment transaction with nonemployees is more reliably measureable than the fair value of the equity instruments issued, the fair value of the goods or services received shall be used to measure the transaction. In contrast, if the fair value of the equity instruments issued in a share-based payment transaction with nonemployees is more reliably measured than the fair value of the consideration received, the transaction shall be measured based on the fair value of the equity instruments issued.

(q) Going Concern

As shown in the accompanying consolidated financial statements, the Company has an accumulated deficit of $16,449,314 as of March 31, 2019. The Company will be required to raise additional capital to fund its operations, and will continue to attempt to raise capital resources from both related and unrelated parties until such time as the Company is able to generate revenues sufficient to maintain itself as a viable entity. These factors have raised substantial doubt about the Company’s ability to continue as a going concern. There can be no assurances that the Company will be able to raise additional capital or achieve profitability. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company plans to strengthen its core business, control its overall expenditures, improve the efficiency of its operations and continue its efforts to expand by exploring additional product lines and market opportunities.

The FASB has issued Accounting Standards Update (ASU) No. 2018-01, Leases (Topic 842):Land Easement Practical Expedient for Transition to Topic 842, which clarifies the application of the new leases guidance to land easements and eases adoption efforts for some land easements. ASU 2018-01 is expected to reduce the cost of adopting the new leases standard for certain land easements. It is also an attempt to help ensure that companies can make a successful transition to the standard without compromising the quality of information provided to investors about these transactions. Land easements (also commonly referred to as rights of way) represent the right to use, access, or cross another entity’s land for a specified purpose. Land easements are used by utility and telecommunications companies, for example, when they need to take a small strip of land, or easement, to bury wires. Not all companies have historically accounted for them as leases. Stakeholders pointed out that the requirement to evaluate all old and existing land easements, sometimes numbering in the tens of thousands, to determine if they meet the definition of a lease under the new standard could be very costly. They also noted there would be limited benefit to applying this requirement, as many of their land easements would not meet the definition of a lease, or even if they met that definition, many of their easements are prepaid and, therefore, already are recognized on the balance sheet. The land easements ASU addresses this by providing an optional transition practical expedient that, if elected, would not require an organization to reconsider their accounting for existing land easements that are not currently accounted for under the old leases standard; and Clarifying that new or modified land easements should be evaluated under the new leases standard, once an entity has adopted the new standard.

The FASB issued an Accounting Standards Update (ASU) that helps organizations address certain stranded income tax effects in accumulated other comprehensive income (AOCI) resulting from the Tax Cuts and Jobs Act.

ASU No. 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, provides financial statement preparers with an option to reclassify stranded tax effects within AOCI to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act (or portion thereof) is recorded.

The ASU requires financial statement preparers to disclose:

●	A description of the accounting policy for releasing income tax effects from AOCI;

●	Whether they elect to reclassify the stranded income tax effects from the Tax Cuts and Jobs Act; and

●	Information about the other income tax effects that are reclassified.

The amendments affect any organization that is required to apply the provisions of Topic 220, Income Statement—Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments are effective for all organizations for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. Organizations should apply the proposed amendments either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized.

The FASB Issues ASU No. 2018-06 to Supersede Circular 202 for Depository and Lending Institutions. The FASB has issued Accounting Standards Update (ASU) No.2018-06,Codification Improvements to Topic 942, Financial Services—Depository and Lending. ASU 2018-06 removes outdated guidance related to the Office of the Comptroller of the Currency’s Banking Circular 202, Accounting for Net Deferred Tax Charges (Circular 202) in Subtopic 942-740, Financial Services—Depository and Lending—Income Taxes and should have no effect on reporting entities. The amendments in ASU 2018-06 are effective immediately.

The FASB has issued Accounting Standards Update (ASU) No. 2018-11 (“Targeted Improvements”—ASC 842 (“Leases”)). This Update provides entities with an additional (and optional) transition method of which an entity initially applies new lease standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the fiscal year of adoption. Consequently, an entity’s reporting for the comparative periods presented in the financial statements in which it adopts ASC 840 will continue to be in accordance with ASC 840. This Update also provides lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component, where the timing and pattern of transfer of the nonlease component(s) and associated lease component are the same, and the lease component, if accounting for separately, would be classified as an operating lease.

The FASB has issued Accounting Standards Update (ASU) No. 2018-20 (“Narrow-Scope Improvements for Lessors”—ASC 842 (“Leases”)) as amendments of the new lease standard. The amendments in this Update (1) provide an entity with an accounting policy election to account for the payment for all sales (and other similar) taxes as a lessor cost; (2) require lessors to exclude from variable payments lessor costs paid by lessees directly to third parties, and also require lessors to account for costs excluded from consideration of a contract that are paid by the lessor and reimbursed by the lessee as variable payments; and (3) require lessors to allocate (rather than recognize as currently required) certain variable payments to the lease and nonlease components when the changes in facts and circumstances on which the variable payment is based occur and recognize the amount of variable payments allocated to nonlease components as income in profit or loss in accordance with other Accounting Standards, such as ASC 606.

The FASB has issued Accounting Standards Update (ASU) No. 2019-01 (“Codification Improvements”—ASC 842 (“Leases”)) as amendments of the new lease standard. This Update reinstates the exception in the new lease standard for lessors that are not manufacturers or dealers to use their costs, reflecting discounts, as the fair value of the underlying asset; and this Update clarifies the board’s original intent by explicitly providing an exception to ASC 250-10-50-3 (“Accounting Changes and Error Corrections—General”) interim disclosure requirements in the new lease standard transition disclosure requirements.

These Updates, excluding Accounting Standards Update 2019-01, are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. A modified retrospective transition approach is required, applying the new lease standard to all leases existing at the date of initial adoption. An entity may choose to use either (1) the beginning of the fiscal year of adoption or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial adoption. Accounting Standards Update 2019-01 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early application is permitted. Accounting Standards Update 2019-01 is applied retrospectively as of the date that the new lease standard is first applied. The Company and its subsidiaries will adopt these Updates, including Accounting Standards Update 2019-01, on April 1, 2019 and use the beginning of the fiscal year of adoption as the date of initial adoption. Consequently, financial information of comparative period will not be updated and the disclosures required under the new lease standard will not be provided for periods before April 1, 2019.

The FASB has issued Accounting Standards Update (ASU) No. 2018-12 (“Targeted Improvements to the Accounting for Long-Duration Contracts”—ASC 944 (“Financial Services—Insurance”)). This Update changes the recognition, measurement, presentation and disclosure requirements for long duration contracts issued by an insurance entity. This Update requires an insurance entity to review and, if there is a change, update cash flow assumptions at least annually and to update discount rate used for liability for future policy benefits at each reporting date for nonparticipating traditional long-duration and limited-payment contracts. The effect of updating the discount rate is recognized in other comprehensive income (loss). This Update also requires market risk benefits to be measured at fair value, and simplifies amortization of deferred acquisition costs. Furthermore, this Update requires additional disclosures for long-duration contracts. This Update is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early application is permitted. For the liability for future policy benefits and deferred acquisition costs, this Update is applied to contracts in force as of beginning of the earliest period presented (hereinafter, “the transition date” of this Update) on a modified retrospective basis, and an insurance entity may elect to apply retrospectively. For the market risk benefits, this Update is applied retrospectively at the transition date, and the difference between fair value and carrying value requires an adjustment to retained earnings at the transition date. The cumulative effect of changes in the instrument-specific credit risk between contract inception date and the transition date should be recognized in accumulated other comprehensive income at the transition date. The Company and its subsidiaries will adopt this Update on April 1, 2021. The Company and its subsidiaries are currently evaluating the effect that the adoption of this Update will have on the Company and its subsidiaries’ results of operations or financial position, as well as changes in disclosures required by this Update.

In August 2018, Accounting Standards Update 2018-13 (“Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”—ASC 820 (“Fair Value Measurement”)) was issued. This Update modifies and adds the disclosure requirements for Fair Value Measurements. This Update also removes disclosure requirements of the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, the policy for timing of transfers between levels, and the valuation processes for Level 3 fair value measurements. This Update is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 and early adoption is permitted. An entity is also permitted to early adopt any removed or modified disclosure requirements and delay adoption of the additional disclosure requirements until their effective date. Removals and modifications of disclosure requirements should be mainly applied retrospectively to all periods presented upon their effective date, while the additional disclosure requirements should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. The Company and its subsidiaries early adopted the removals of disclosure requirements from the three months ended September 30, 2018. The Company and its subsidiaries will adopt the modifications and additions of disclosure requirements from fiscal 2021. Since this Update relates to disclosure requirements, the adoption will not have an effect on the Company and its subsidiaries’ results of operations or financial position.

In August 2018, Accounting Standards Update 2018-14 (“Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans”—ASC 715-20 (“Compensation—Retirement Benefits—Defined Benefit Plans—General”)) was issued. This Update adds and clarifies the disclosure requirements for Pension Plans, and removes certain disclosure requirements such as the amounts in accumulated other comprehensive income expected to be recognized as components of net periodic benefit cost over the next fiscal year. This Update is effective for fiscal years ending after December 15, 2020. The amendments in this Update should be applied on a retrospective basis to all periods presented. Early adoption is permitted. The Company and its subsidiaries will adopt this Update from fiscal 2021. Since this Update relates to disclosure requirements, the adoption will not have an effect on the Company and its subsidiaries’ results of operations or financial position.

3. Income Taxes

BRITISH VIRGIN ISLANDS

The Company was incorporated in the British Virgin Islands and, under the current laws of the British Virgin Islands, is not subject to income taxes.

HONG KONG

No Hong Kong Profits Tax has been provided in the financial statements as Alpha Ultimate Ltd, United Asia Medical Network Co Ltd and Montrose Food & Wine H.K. Limited were in a tax loss position during the year.

4. Retirement and Welfare Benefits

The employees of the Company are members of the Mandatory Provident Fund operated by the Hong Kong government. The company contributes 5% according to the different payroll range of the employee, and the maximum amount of contribution is up to $192 (HK$1,500) per month.

5. Cash and Bank Deposit

Cash and cash equivalents are summarized as follows:

	2019	2018

Cash at Bank	$483,377	$4,756,354
Cash on Hand	-	-
Total	$483,377	$4,756,354

6. Loan Receivable

On January 19, 2017, Dragon Jade International Limited entered into an agreement with an unrelated party in the amount of $65,850. The amount is interest free, secured by the assets of unrelated party and has no fixed term of repayment. Balance due at March 31, 2019 is $184,879. This loan was rendered to the unrelated party in connection with FDA compliance service for the benefit of the Company.

On March 7, 2017, a subsidiary, United Asia Medical Network Company Limited (“UAMN”) entered into the loan agreement with an unrelated party in the amount of $256,410, plus the term of the loan amount is bearing 12% interest per annum, without collateral and the due date is extended from March 7, 2018 to May 31, 2018 as agreed by UAMN and the unrelated party.

On August 7, 2017, a subsidiary, United Asia Medical Network Company Limited (“UAMN”) entered into the loan agreement with an unrelated party in the amount of $256,410, plus the term of the loan amount is bearing 5% interest per annum, without collateral and the due date is on August 7, 2019.

On January 31, 2019, the Company has sold the 3,000 shares of Dragon Jade Medical Company Limited (DJMC) to the major shareholder of DJMC at $900,000. $549,873 have been received before March, 31, 2019. $350,127 have been received before May 31, 2019.

	2019	2018
Loans receivable
An unrelated party (Interest-free)	$535,006	$184,879
An unrelated party (12% interest bearing)	-	289,287
An unrelated party (5% interest bearing)	145,571	226,273
Total	$680,577	$700,439

Loan interest earned and accrued	$14,183	$39,337

7. Trade Receivables, Net

Trade receivables comprise the followings:

	2019	2018

Trade receivables, gross	$541,064	$2,090
Provision for doubtful debts	-	-
Trade receivables, net	$541,064	$2,090

All of the above trade receivables are dued and collected within a period of one year of aging.

Allowance was made when collection of the full amount is no longer probable. Management reviews and adjusts this allowance periodically based on historical experience, current economic climate as well as its evaluation of the collectability of outstanding accounts. The Group evaluates the credit risks of its customers utilizing historical data and estimates of future performance. No provision for doubtful debts have been provided as of March 31, 2019 and 2018 as the Company does not have bad debt history before.

The following table sets forth the major trade receivable accounts:-

			Aging
Customers	Amount	Rate	Not past due	Past due 1-30 days	Past due 30 days

Customer A	$46,310	8.56%	$46,310	$-	$-
Customer B	$40,308	7.45%	$7,426	$-	$32,882
Customer C	$17,095	3.16%	$12,370	$4,725	$-

Total trade receivables	$541,064	100.00%	$372,059	$76,670	$92,335

8. Trade Payables

The following table sets forth the major trade payables accounts:-

			Aging
Suppliers	Amount	Rate	Not past due	Past due 1-30 days	Past due 30 days

Supplier A	$156,901	33.50%	$156,901	$-	$-
Supplier B	$38,623	8.25%	$38,623	$-	$-
Supplier C	$35,760	7.64%	$8,059	$27,701	$-

Total trade payables	$468,362	100.00%	$347,333	$78,905	$42,127

9. Inventories

Inventories comprise the followings:

	2019	2018

Finished goods	$750,028	$124,556

	$750,028	$124,556

10. Property, Plant and Equipment, Net

Property, plant and equipment, net comprise the followings:

	2019		2018

At cost
Leasehold improvement, furniture and office equipment		$516,382		$179,198

	$		$
Less: accumulated depreciation		(406,935)		(73,820)

		$109,447		$105,378

Depreciation expenses are included in the statement of income as follows:

	2019	2018

Selling, general and administrative	$59,645	$38,922

Total depreciation expenses	$59,645	$38,922

11. Earnings Per Share

The computations of basic earnings per share of common stock are as follows:

	2019	2018

Net Gain / (Loss)	$(5,468,758)	$(5,969,001)

Weighted average common shares outstanding	$57,023,319	$56,880,579

Earnings / (losses) per share	$(0.096)	$(0.105)

Dilutive earnings per share will not be calculated if the effect is anti-dilutive.

12. Common Shares To Be Issued

On December 31, 2018, the Company executed an acquisition of 100% issued and outstanding ordinary shares of Montrose Food & Wine H.K. Limited (“Montrose HK”) in consideration of $256,410.26 and 100,000 shares of the Company’s common stock. 100,000 shares of the Company’s common stock were issued on April 9, 2019. Issuance of the 100,000 shares was recorded at $360,000 based on $3.60 per share, the closing price of the Company’s common stock as of December 31, 2018.

13. Income Taxes

The Company, including the holding company Dragon Jade International Limited and intermediate holding company United Century Holdings Ltd., is being registered in the British Virgin Islands and which conducts all of its business through its subsidiaries incorporated in Hong Kong, is not subject to federal income tax until the operating profits was rebounded back to United States. The subsidiaries are Alpha Ultimate Ltd, United Asia Medical Network Co Ltd and Montrose Food & Wine H.K. Limited (see note 1).

Alpha Ultimate Ltd, United Asia Medical Network Co Ltd, and Montrose Food & Wine H.K. Limited, being registered in the Hong Kong, are subject to HK’s Profit Tax (“HKPT”). Under applicable income tax laws and regulations, an enterprise located in Hong Kong, including the district where our operations are located, is subject to a rate of 16.5% for the years ended March 31, 2019.

The Group uses the asset and liability method, where deferred tax assets and liabilities are determined based in the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

A reconciliation between the income tax computed at the HK statutory rate and the Group’s provision for income tax is as follows:

	2019	2018

HKPT	16.5%	16.5%

Provision for income taxes	16.5%	16.5%

14. Related Party Transactions

Since April 1, 2012, there has been no related party transaction, except (i) business development fees of $$2,823,000 paid to Woody Fire Consultancy Limited, a major shareholder of the Company and (ii) the amount of $87,774 due LAI Yat Man for funds advanced to the Company, AUL and UAM, which amount has no collateral, due date or maturity date and does not accrue any interest.

15. Concentrations and Credit Risk

The Company operates principally in Hong Kong and grants credit to its customers in this geographic region. Hong Kong has a relatively stable economy. However, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Financial instruments that potentially subject the Group to a concentration of credit risk consist of cash and accounts receivable. The Company does not require collateral to support financial instruments that are subject to credit risk.

16. Commitments and Contingencies

As of March 31, 2019 and 2018, the company did not have any contingent liabilities.

17. Acquisition

On December 31, 2018, the Company executed an acquisition of 100% issued and outstanding ordinary shares of Montrose Food & Wine H.K. Limited (“Montrose HK”) in consideration of $256,410.26 and 100,000 shares of the Company’s common stock. Montrose HK was incorporated on June 30, 1989, as a limited liability company under predecessor Hong Kong Companies Ordinance, Chapter 32. Montrose HK’s business primarily focuses on importing and distribution of fine wine within Hong Kong and Macau SAR.

The purchase price has been allocated based on Management’s estimates and independent appraisal of fair values as follows:

Component	Acquiree’s carrying amount	Fair value adjustments	Purchase price allocated
Property, plant and equipment	$14,324	-	$14,324
Inventories	$592,681	-	$592,681
Trade receivables, deposits, prepayment and other receivables	$648,693	-	$648,693
Trade payables and accruals	$(591,811)	-	$(591,811)
Cash	$83,536	-	$83,536
Loan payables	$(453,225)	-	$(453,225)
Intangible assets - Customer relationship	-	62,692	62,692
	$294,198	62,692	$356,890
Goodwill			$259,520
Total purchase price			$616,410

Montrose HK’s results of operations are consolidated with the Company effective January 1, 2019.

Goodwill of $259,520 and intangible asset of customer relationship of $62,692 were written off because the Company estimated that the wine business of Montrose HK is expected to be adversely affected by the economic downturn in Hong Kong.

18. Investment in Associate

On March 20, 2018, the Company acquired 3,000 shares of Dragon Jade Medical Company Limited (DJMC), representing 30% of the total issued shares of DJMC, at a purchase price of $300 per share for total consideration of $900,000.

DJMC was incorporated on January 25, 2017, as a limited liability company under Hong Kong Companies Ordinance, Chapter 32. DJMC was formed to offering medical equipment and aircraft financing solutions, including both direct financial leasing and sale-leaseback services to customers in health care and airlines in China through 100% owned subsidiary Shenzhen Dragon Jade Financial Leasing Company Limited formed under the laws of the Peoples’ Republic of China. On January 25, 2017, Kwok Wing Fung, CFO of the Company, was appointed as a director of DJMC.

On January 31, 2019, the Company has sold the 3,000 shares of DJMC to the major shareholder of DJMC at $900,000.

	2019	2018

Balance at the beginning of year	891,984	-
Acquisition of 3,000 shares in DJMC	$-	$900,000
Share of equity gain / (loss)	1,573	(8,016)
Disposition of 3,000 shares in DJMC	(900,000)	-
Gain on disposition of 3,000 shares in DJMC	6,443	-
Balance at the end of year	$-	$891,984

19. Segment Reporting

Business segments of the Company are primarily Healthcare products and services (HC) and Wine Distribution (WD). Businesses of HC are operated by United Asia Medical Network Company Limited and Alpha Ultimate Limited. Businesses of WD are operated by Montrose Food & Wine H.K. Limited.

Business segments

Year ended March 31, 2019	HC	WD	Total
Revenues	$323,883	$599,275	$923,158
Cost of revenues	(31,373)	(370,412)	(401,785)
Gross profits	292,510	228,863	521,373
Identifiable operating expenses	(3,902,731)	(346,524)	(4,249,255)
Segment loss	(3,610,221)	(54,969)	(3,727,882)
Un-allocable expenses			(1,523,687)
Operating loss			(5,251,569)
Other income, net			40,758
Goodwill written-off			(259,520)
Share in associate’s profit / (loss)			1,573
Loss before income tax			(5,468,758)
Income tax expense			-
Net loss			(5,468,758)

20. Legal Proceedings

Dragon Jade International Limited, the Plaintiff in Civil Action No.8:17-cv-02422, United States District Court for the Middle District of Florida, Tampa Division, has made claims against the Defendants, Ultroid LLC and Ultroid Technologies Inc, for breaches of an Exclusive Option and Remediation Agreement dated January 19, 2017 and a Security Agreement dated January 20, 2017, for compensatory damages and liquidated damages of US$2,000,000, including the marshalling of assets identified in the Security Agreement and enforcing its rights under the UCC Financing Statements and interest.  Following various motions for judgment on the pleadings and amendments of the Counterclaims of the Defendants, the Plaintiff defeated all RICO counterclaims and alleged lack of shareholder approval counterclaim brought by the Defendants.  All remaining counterclaims of the Defendants except for one counterclaim alleging breach of contract by the Plaintiff are the subject of a Motion for Partial Summary Judgment made by the Plaintiff against the Defendants, for which the Plaintiff is expecting a decision of the court.  In the event that these counterclaims of the Defendants are dismissed, the case will go to trial on September 30, 2019 to resolve the claims of the Plaintiff and the remaining counterclaim(s) of the Defendants.

21. Subsequent Events

The Company has evaluated events subsequent to March 31, 2019 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Ordinary Shares

Dragon Jade International Limited

[-underwriter-]

, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under the memorandum and articles of association of the Registrant, the Registrant may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the Registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of the Registrant and its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Below describes in detail our sale of unregistered securities in the last past three (3) years.

On April 12, 2016, the outstanding principal of a Convertible Note of $300,000 was converted into 600,000 shares of our ordinary share at an exercise price of $0.50 per share in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. On December 31, 2012, the Company entered into definitive agreements relating to a private placement of $300,000 in principal amount of Convertible Notes due on December 31, 2013, and warrants to the purchasers of such Convertible Notes giving such purchasers the right to purchase up to an aggregate of 600,000 shares of our ordinary share at an exercise price of $0.50 per share.

On March 6, 2017, the Company issued 5,000,000 shares of its ordinary share to 2 persons at a consideration of $3 per share in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to the provisions of that act. None of the recipients of those shares is a U.S. Person, as that term is defined by the provisions of Regulation S. Those shares were issued in off-shore transactions. No directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of the foregoing.

On June 15, 2017, the Company has issued 260,000 shares of ordinary share to 6 persons and corporations for the settlement of professional and consultancy fee provided by those persons and corporations.

On February 21, 2018, the Company has issued 100,000 shares of ordinary share to a corporation for the settlement of professional and consultancy fee provided by that corporation.

On December 31, 2018, the Company completed an acquisition of 100% issued and outstanding ordinary shares of Montrose Food & Wine H.K. Limited in consideration of $256,410.26 and 100,000 shares of the Company’s common stock. 100,000 shares of the Company’s common stock were issued on April 9, 2019. Issuance of the 100,000 shares was recorded at $360,000 based on $3.60 per share, the closing price of the Company’s common stock as of December 31, 2018.

The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) thereof, Regulation D and/or Regulation S promulgated hereunder as a transaction by the Company not involving any public offering. The securities were sold in an offshore transaction by a foreign issuer, to foreign investors, not using any directed selling efforts in the United States. Moreover, the purchasers met the “accredited investor” criteria and had adequate information about the Company as required by the rules and regulations promulgated under the Securities Act. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following documents are filed as part of this registration statement:

1.1*	Form of underwriting agreement
3.1	Memorandum and Articles of Association filed as Exhibit 1 to Form 20-F filed on March 9, 2009 and incorporated herein by reference
4.1	Specimen ordinary share certificate filed as Exhibit 2 to Form 20-F filed on March 9, 2009 and incorporated herein by reference
5.1*	Opinion of , BVI counsel of Dragon Jade International Limited as to the validity of the ordinary shares
10.1(1)	Share Sale and Purchase Agreement, dated as of October 3, 2018, between Dragon Jade International Limited and China Management Services Limited
21.1†	List of subsidiaries
23.1†	Consent of Centurion ZD CPA & Co.
23.2*	Consent of , BVI counsel of Dragon Jade International Limited (included in Exhibit 5.1)
99.1(2)	The audited consolidated financial statements of Montrose HK and its subsidiaries as of and for the fiscal year ended December 31, 2018 and 2017
99.2(2)	The unaudited pro forma combined statement of operations of the Company relating to the acquisition of the capital shares of Montrose HK as of and for the fiscal year ended December 31, 2018

*	To be filed by amendment.

†	Filed herewith
(1)	Incorporated by reference to the current report on Form 6-K/A filed with the SEC on December 10, 2018.
(2)	Incorporated by reference to the current report on Form 6-K/A filed with the SEC on August 15, 2019.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the placement agreements certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering and such other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong on September 24, 2019.

DRAGON JADE INTERNATIONAL LIMITED

By:	/s/ Lai Yat Man
LAI Yat Man
Chief Executive Officer

By:	/s/ Fung Kwok Wing
FUNG Kwok Wing
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Lok Bun Law	President	September 24, 2019
Lok Bun Law

/s/ Yat Man Lai	Chief Executive Officer	September 24, 2019
Yat Man Lai

/s/ Kwok Wing Fung	Chief Financial Officer	September 24, 2019
Kwok Wing Fung

/s/ Tsz Fung Philip Lo	Independent Non-Executive Director	September 24, 2019
Tsz Fung Philip Lo

/s/ Kam Chiu Daniel Tai	Independent Non-Executive Director	September 24, 2019
Kam Chiu Daniel Tai

/s/ David P. Bennett	Independent Non-Executive Director	September 24, 2019
David P. Bennett

/s/ Suk-Kwan Kwong	Independent Non-Executive Director	September 24, 2019
Suk-Kwan Kwong

/s/ Marc-Andre Tremblay	Independent Non-Executive Director	September 24, 2019
Marc-Andre Tremblay

/s/ Dominic Man-Kit Lam	Independent Non-Executive Director	September 24, 2019
Dominic Man-Kit Lam

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1, in the City of New York, on September 24, 2019.

Cogency Global Inc.

By:	/s/ Tristan Emrich
Tristan Emrich
Assistant Secretary

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